Exhibit 99.3

Reply to Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd.

Shanghai Stock Exchange:

As required by the Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd. (SZKS (Audit) [2022] No. 66) (hereinafter “Inquiry Letter”) issued by you on February 9, 2022 has been received, Ernst & Young Hua Ming LLP (Special General Partnership) (hereinafter “Accountant” or “Reporting Accountant”), as the Reporting Accountant of Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter “Issuer”, “Company” or “Beijing Tongmei”) for the Offering and Listing involved, hereby replies to relevant questions concerning the Reporting Accountant in the Inquiry Letter one by one as follows.

Q1. Asset Restructuring

According to the submissions, 1) in December 2020, with a view to combine business resources and settle the issue of horizontal competition, AXT and relevant shareholders added investment in the Issuer with 100% equities of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei, which become the subsidiaries wholly owned by the Issuer after the capital increase; 2) the price of capital increase by AXT and relevant shareholders this time through restructuring is RMB1.36 per unit of registered capital, and the price of equity transfer and capital increase by the Issuer in January 2021 was RMB5.03/registered capital; 3) the Issuer was reissued Business License on December 29, 2020. Ernst & Young Hua Ming issued Capital Verification Report on January 28, 2021, confirming that the newly added registered capitals paid by investors have been received; 4) AXT is a NASDAQ listed company subject to accounting standard of US-GAAP, and the accounting standard implemented by the Issuer in this declaration is Chinese accounting standard; 5) in this asset restructuring, the Issuer believes that the ratios of total assets and business incomes of acquired entity and the Issuer were 91.94% and 33.41% respectively in 2019.

The Issuer is required to explain: (1) the transaction pricing method of the Company and acquired entities in this asset restructuring, evaluation of main parameters and fairness, the reason and reasonableness of large difference between the value estimated at this asset restructuring of the Company and the value estimated in January 2021 when the third party adds investment; (2) the time when the equities of five subsidiaries such as Beijing Boyu were transferred and included in consolidated statement, and the time when this asset restructuring was completed; (3) the main operating business, operation status, main financial data and applicable accounting standards of parent company and acquired entity during reporting period, calculation procedure of comparison of relevant financial indexes, and whether standard application is consistent; (4) business positioning and work division, specific products and mutual relation between the Company and its subsidiaries after asset restructuring; (5) the integration measures adopted by the Company in assets, business and personnel, and their effect, the measures and effect of controlling each subsidiary, and whether there is any risk of influencing stability of main operating business of the Company and effective control of subsidiaries.

The Sponsor and Reporting Accountant are requested to explain the verification procedure performed for the valuation report of the Issuer and acquired entity in this asset restructuring, and give express opinions on fairness of transaction price.

The Sponsor and Issuer’s Attorney are requested to give express opinions on whether or not the Issuer meets relevant rules based on the time of completion of this asset restructuring and comparison of relevant financial indexes.

Reply:

I. Explanations from the Issuer

(III) The main operating business, operation status, main financial data and applicable accounting standards of parent company and acquired entity during reporting period, calculation procedure of comparison of relevant financial indexes, and whether standard application is consistent;

1. The main operating business, operation status and main financial data of parent company and acquired entity during reporting period

The main operating business, operation status and main financial data of parent company and acquired entity during reporting period are as follows:

In RMB0’000

Entity	Main business	Item	2021	2020	2019
Beijing Tongmei	R&D, production and sale of indium	Total assets	162,094.90	168,634.49	80,072.95
		Net assets	135,012.05	103,063.54	44,648.62
		Operating income	36,459.67	40,800.67	35,728.47
		Total profits	-2,475.93	2,149.40	-1,507.98

	phosphide and germanium substrates	Net profits	-1,686.32	1,981.44	-1,280.80
Baoding Tongmei	R&D, production and sale of GaAs substrates	Total assets	43,772.72	32,811.80	28,635.15
		Net assets	17,074.73	12,772.13	13,968.01
		Operating income	29,740.00	7,159.40	1,953.43
		Total profits	4,878.84	-2,383.11	-2,902.24
		Net profits	4,294.94	-1,195.88	-2,902.24
Chaoyang Tongmei	R&D, production and sale of GaAs Single Crystal Ingots	Total assets	41,223.45	29,939.56	24,219.28
		Net assets	14,302.34	15,418.47	15,312.35
		Operating income	15,443.60	6,018.06	2,470.16
		Total profits	-1,166.13	-522.43	-1,457.28
		Net profits	-1,137.76	135.80	-1,490.48
Chaoyang Jinmei	R&D, production and sale of high-purity metals and compounds	Total assets	16,167.20	10,828.24	7,005.23
		Net assets	5,789.78	3,168.80	1,572.78
		Operating income	8,384.67	3,890.71	1,095.62
		Total profits	2,913.95	1,559.89	360.31
		Net profits	2,550.18	1,287.47	258.62
Nanjing Jinmei	Sale of high-purity metals and compounds	Total assets	12,613.84	12,407.95	9,340.66
		Net assets	11,636.11	9,572.22	8,647.58
		Operating income	18,510.08	8,538.73	5,781.28
		Total profits	2,218.57	886.41	942.58
		Net profits	1,911.07	789.02	756.09
Beijing Boyu	R&D, production and sale of PBN materials	Total assets	21,347.82	17,030.67	12,659.92
		Net assets	13,461.87	9,404.09	10,415.92
		Operating income	13,833.26	11,149.72	9,492.30
		Total profits	4,504.35	3,361.01	1,541.82
		Net profits	3,982.74	2,958.20	1,393.48

Note: the aforesaid financial data have been prepared in accordance with enterprise accounting standard and accounting policy of this company, and have been included in the consolidated financial statement of this company, which has been audited by Reporting Accountant, and a standard Audit Report “AYHM (2022) SZ No. 61641535_B01” without reservations has been issued.

2. Applicable accounting standard, calculation procedure of comparison of relevant financial indexes, and whether standard application is consistent

Accounting standards for domestic enterprises apply to relevant financial data of parent company and acquired entity during the reporting period, and the standard application is consistent. The calculation procedure of comparison of relevant financial indexes is as follows:

In RMB0’000

Entity/Item	Total assets at end of 2019	Operating income of 2019	Total profits of 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58
Beijing Boyu F	12,659.92	9,492.30	1,541.82
Current account offset against restructured parties G	-8,238.45	-8,856.82	-881.63
Total amount of acquired entity H=B+C+D+E+F+G	73,621.79	11,935.97	-2,396.44
Proportion (H/A)	91.94%	33.41%	N/A

In accordance with the provisions of “Opinions on Application of Article 12 (No material change happens on main operating business of the Issuer in recent 3 years) of The Measures for the Administration of Initial Public Offering and Listing of Stocks - Opinions No. 3 on Application of Securities and Futures Laws” (hereinafter “Opinions

No. 3”), If the Issuer restructures the same, similar or relevant businesses under the same corporate controlling person during the reporting period, and the total assets of the restructured party at the end of the accounting year immediately preceding the restructuring or its operating income or total profits of preceding accounting year are not less than 100% of corresponding item of the Issuer prior to restructuring, the Issuer cannot apply for public offering until it has operated for an accounting year after restructuring so that investors can know the overall operation after restructuring. If there is any related transaction between the restructured party and the Issuer in the accounting year prior to the restructuring, the total assets, operating income or total profits shall be calculated based on the standard after deducting such transaction.

As showed in aforesaid form, the total assets at end of 2019, the operating income and total profits of the restructured party in 2019 were less than corresponding items of the Issuer, so it does not fall in the circumstance stipulated by Opinions No. 3 where the application can only be made after operating for a full accounting year after restructuring; the time of completing this asset restructuring and comparison of relevant financial indexes comply with relevant laws and statutes.

II. The Sponsor and Reporting Accountant are requested to explain the verification procedure conducted on the Issuer and valuation report of acquired equities in this asset restructuring, and give express opinions on the fairness of transaction pricing.

(I) Verification procedure

With respect to the foregoing, the Accountant has implemented the following verification procedures:

1. Check financial statements and breakdowns of the 5 restructured companies such as Beijing Boyu as at September 2020 to know their assets;

2. Check the resolutions, industrial & commercial registration change and other documents of the Issuer and the restructured companies, to know the main terms and relevant provisions of restructuring issues;

3. Perform necessary verification procedure, including checking qualification certificates of the appraisal institutions and the appraisers involved with reference to the List of Appraisal Firms Engaged in the Securities Service Business issued by the CSRC to confirm if the qualification of the appraisal firms complies with laws and regulations, to know the practice experience of appraisers and evaluate if they have professional capacity

4. Consult Assets Appraisal Report issued by Sinotop Appraisal, to know the appraisal methods, main assumptions and main parameters adopted by appraisers and the appraisal result; analyze by comparing the performance of the restructured party during the reporting period, current status of the industry and prospect of the market with the appraisal methods, main assumptions and main parameters adopted by appraisers, so as to evaluate if the appraisal procedure is reasonable and suitable;

5. Consult the appraisal reports issued for projects of market restructuring and the appraisal methods and procedures used therein to see whether they are greatly different with the appraisal methods and parameters adopted by the appraisers, and evaluate whether the parameters adopted by the appraisers deviate from relevant parameters in the market;

6. Review original data used for appraisal, and obtain forecast on future profits from and interviewing with the management regarding key appraisal parameters to evaluate the reasonableness of their forecast on business development, and the relevance, integrity and accuracy of original data and evidences acquired by the appraisal;

7. Introduce internal experts of Reporting Accountant to review reasonableness of appraisal method and key parameters adopted by appraisal firm;

8. Check assets of the restructured party, such as estates, equipment and inventory;

9. Interview with managerial staff of the Issuer to see operation status of the Issuer and the restructured companies, the pricing procedure in relation to acquisition and development status of the Issuer and restructured companies after the restructuring

(II) Verification opinions

After verification, the Reporting Accountant holds the opinion that:

In this asset restructuring, the transaction pricing method and the main appraisal parameters of the Company and the restructured parties are reasonable; based on aforesaid methods, parameters and transaction backgrounds, the transaction consideration of this asset restructuring is fair.

Q10. Revenue Confirmation

According to the submissions, 1) the Issuer adopted a variety of sales modes during the reporting period, and a part of sales contracts involved customer acceptance terms; 2) For domestic sales, the Issuer shall confirm the revenue in combination with the logistics receipt records. For overseas sales, the Issuer shall confirm the revenue according to the customs declaration form or by transporting the goods to the designated place; 3) From 2018 to 2020, the Issuer achieved about 50% of the sales revenue through AXT; 4) The Issuer provided AXT with processing materials supplied by customers in 2018, with an amount of RMB93.4538 million.

The Issuer is required to explain: (1) the revenue confirmation method and basis applicable to the sales modes such as consignment, agents and traders; (2) whether it conforms to the contract and the product delivery process by taking the logistics receipt record, customs declaration form, etc. as the basis for revenue confirmation of goods circulation, delivery methods, customer confirmation mode, payment collection mode, etc. for different sales modes; (3) whether the revenue confirmation method applicable to the part of sales revenue realized through AXT and the implementation of accounting policies are consistent; (4) the return and exchange of products during and after the reporting period and main reasons; (5) details of the provision of processing materials supplied by customers to AXT, and the revenue confirmation method applicable to the relevant revenue.

The Sponsor and the reporting accountant are requested to explain the verification method, basis and conclusion for the following matters: (1) the matching between the revenue confirmation method and the contract and product delivery under different sales modes; (2) authenticity of sales revenue at home and abroad.

Reply:

I. Explanations from the Issuer

(I) Revenue confirmation methods and basis applicable to sales modes such as consignment, agent and trader;

During the reporting period, the revenue recognition methods and basis applicable to such sales modes as consignment, agent and trader of the Company are as follows:

Item	Consignment sales	Agent sales	Trader sales
Revenue confirmation methods	Revenue is confirmed when the consignor actually collects consumption

Different trade methods lead to different revenue confirmation methods:

1.

FOB, CIF: Revenue is confirmed when the goods are shipped and relevant customs declaration procedures are completed;

2.

CIP, DAP and DDU etc., or not agreed: Revenue is confirmed when the goods are transported to the place designated by the customer

Revenue is confirmed when a trader sells products to downstream customers.
Revenue confirmation basis	1. Confirm the sales quantity and sales time according to the statement of account with the consignor; 2. Confirm the sales unit price according to the sales order

1.

FOB, CIF: Confirm the sales time with the customs clearance time of the customs declaration form; Confirm the sales quantity with the quantity recorded in the customs declaration form; Confirm the sales unit price according to the sales order；

2.

CIP, DAP and DDU etc., or not agreed: Confirm the sales quantity with

Confirm the sales quantity and sales time according to the statement of account with the trader; Confirm the sales unit price

the logistics receipt record；Confirm the sales unit price according to the sales order	according to the sales order.

(II) Whether it conforms to the contract and the product delivery process by taking the logistics receipt record, customs declaration form, etc. as the basis for revenue confirmation of goods circulation, delivery methods, customer confirmation mode, payment collection mode, etc. for different sales modes;

1. Specific conditions of goods circulation, delivery method, customer confirmation method, payment collection method, etc. for different sales modes

During the reporting period, the goods circulation, delivery methods, customer recognition methods and payment collection methods in different sales modes of the Company are detailed below:

Item	Consignment sales	Agent sales	Trader sales	Direct sales
Goods circulation	Production is carried out according to the sales order. After production, the Company will deliver the products to the warehouse designated by the consignor, who will receive the products as needed	Production is carried out according to the sales order. After production, the Company sends the products to the delivery place specified in the sales order	Production is carried out according to the sales order. After production, the Company will send the products to the traders, who will further sell the products to downstream customers	Production is carried out according to the sales order. After production, the Company will send the products to the delivery place designated by direct sales
Delivery method	The delivery shall be deemed to be completed based on the actual receiving of the consignor	Confirm the delivery method according to the corresponding trade method and	According to the sales agreement with the trader, when the product is sold to the trader’s	Confirm the delivery method according to the sales order with direct sales and the

		the sales order with the downstream customers	downstream customers, it is deemed that the delivery is completed	corresponding trade method
Customer confirmation method	Send monthly statement of account for confirmation

According to the sales orders with the downstream customers, the downstream customers confirm according to the corresponding trade methods, such as customs declaration form, logistics receipt records, etc.

			After the trader completes the delivery to the downstream customers, the statement of account shall be sent monthly for confirmation	According to the sales order with direct sales, direct sales confirm according to the corresponding trade method, such as customs declaration form, logistics receipt record, etc.
Payment collection methods	Bank transfer	Bank transfer	Bank transfer	Bank transfer/Banker’s acceptance bill/Commercial acceptance bill

2. Whether it conforms to the contract and the product delivery process by taking the logistics receipt record, customs declaration form, etc. as the basis for revenue confirmation

Logistics receipt records and customs declaration forms are mainly used for revenue confirmation in direct sales and agency mode: according to the sales orders signed by the Company with different customers and product delivery process, customs declaration forms are used as the basis for revenue confirmation in FOB and CIF mode; the logistics receipt record is used as the basis for revenue confirmation under other modes.

In case of FOB and CIF, the time point of product control transfer occurs when the products cross the ship’s rail during sea transportation, or when the products have been handed over to the air carrier or agent during air transportation. Since there is no record carrier for the time point of risk reward/control transfer, it is difficult to determine. The Company believes that when the products are shipped and the customs declaration procedures are completed, it is operable and in line with market practice to take the time point specified in the customs declaration form as the basis for revenue confirmation. Therefore, taking the customs declaration form as the basis for revenue confirmation is in line with the contract and the product delivery process.

In case of CIP, DAP and DDU, etc., the time point of product risk return/control transfer occurs when the product delivery is completed, that is, the time point of revenue confirmation shall be when the product delivery is completed. The Company delivers the products to the customer according to the sales order. At this time, the Company has transferred the risk reward/control right of the goods to the customer to complete its performance obligations, and the sales revenue can be confirmed. The Company usually delivers the products to the delivery place designated by the customer by express. After the goods are signed, the Issuer confirms the customer’s receipt of the goods according to the “signed in” displayed in the logistics information of the express bill. Therefore, the logistics receipt record is used as the proof that the customer has completed the sign in, which can be used as the basis for revenue confirmation, and is in line with the contract and product delivery process.

In addition, the Company’s products are mainly non standardized products. After delivery of products by the Company to customers, some customers will inspect the products mainly by, among others, checking whether the appearance and quantity of the products are defective, for acceptance. If quality problems are found in the products after they are accepted by the customer, both parties will follow the relevant return procedures of the Company, and the corresponding batch of products will be returned or replaced to the extent the Company is liable therefor after verification.

(III)Whether the revenue confirmation method applicable to the part of sales revenue realized through AXT and the implementation of accounting policies are consistent;

According to the Accounting Standards for Business Enterprises No. 14 - Revenue, AXT is identified as the main responsible person after purchasing the products from the Company and before transferring the products since AXT can control the products. The Company loses its control over the products after selling the products to AXT, and confirms the revenue after the products are delivered.

The Company identifies AXT as the main responsible person for the following reasons:

1. AXT has the pricing power when selling the products purchased from the Company, and can independently determine the price of products sold to downstream customers;

2. AXT’s payment of goods to the Company is not related to AXT’s collection of payment from downstream customers, that is, AXT pays goods to the Company on a regular basis and does not default on the Company’s payment because its downstream customers default on the payment;

3. AXT is primarily responsible for selling to downstream customers. AXT promises to provide quality assurance services to downstream customers and bear the responsibility of quality assurance. The Company does not bear any responsibility of quality assurance to downstream customers;

4. The trade between the Company and AXT is made on terms of FOB, under which AXT needs to bear the risk of damage and loss of inventory before product transfer. During sea transportation, when the products cross the ship’s rail or during air transportation, when the products are delivered to the custody of the air carrier or agent, the Company can confirm the sales revenue. When the Company completes the product delivery obligation, the performance obligation of the sales contract will be completed.

Assuming that the Company recognizes revenue from sales of products to AXT when AXT sells the same, the comparison between its such revenue and the current revenue during the reporting period is as follows:

In RMB0’000

Item	2021	2020	2019
Revenue recognized when selling products to AXT ①	85,734.52	58,317.04	46,222.68
Revenue recognized when AXT sells products ②	87,015.33	59,078.36	45,758.80
Discrepancy ③ = ② - ①	1,280.81	761.32	-463.88
Discrepancy rate ④ = ③ ÷ ②	1.47%	1.29%	-1.01%

As can be seen from the above table, the discrepancy between the revenue of the Company from sales of products to AXT on the assumption that it is recognized when AXT sells the same and its current one is small, which was mainly caused by the time difference.

During the reporting period, since the trading mode of sales orders signed between the Company and AXT has not changed significantly, the Company has not significantly changed the sales revenue confirmation method of AXT, and the implementation of accounting policies is consistent.

(IV) The return and exchange of products during and after the reporting period and the main reasons;

During and after the reporting period (as of the end of February 2022), the goods returned and exchanged by the Issuer amounted to RMB1.8611 million, RMB2.5389 million, RMB4.5334 million and RMB828,400 (unaudited) respectively, accounting for a small proportion of 0.40%, 0.51%, 0.54% and 0.50% (unaudited) in the main business revenue of the corresponding period, respectively, mainly due to the surface defects of the Company’s semiconductor substrate materials after customers’ epitaxial production, in response to which, the Company will have the following after-sales processing: when the sold products can be processed and utilized, they will be resent to the customer after the repair meets the relevant technical standards; when the product is damaged and cannot be recycled, the customer will be compensated and sent a new product.

(V) Details of the provision of processing materials supplied by customers to AXT, and the revenue confirmation method applicable to the relevant revenue.

At the beginning of its establishment, the Company mainly focused on overseas customers. AXT, as the entity making sales and purchasing raw materials overseas, provided the Company with main raw materials, etc., took delivery of semiconductor substrate products from the Company after processing by the Company, and sold them to overseas customers. AXT provides or designates main raw materials and a certain amount of auxiliary materials. The Issuer provides processing business against consideration, covering processing fees and other costs (self-purchased main and auxiliary materials, labor, depreciation, amortization, etc.). Under the processing mode with supplied materials, the Issuer does not record the materials provided by AXT, and recognizes them as processing service revenue.

With the rapid development of the semiconductor industry in China, downstream customers have grown rapidly, and the production level of domestic suppliers has gradually improved. Since August 2018, the business between AXT and the Issuer has changed from entrusted processing to general trade.

In 2018, the main raw materials and auxiliary materials from AXT for processing received by the Company, the production costs invested by the Company and the corresponding income are detailed as below:

In RMB0’000

Product name	Input of main materials and auxiliary materials provided by AXT	Some main materials and other auxiliary materials invested by the Issuer	Other labor and manufacturing expenses invested by the Issuer	Revenue from processing with supplied materials	Proportion of revenue
GaAs substrate	1,167.16	2,420.73	2,731.51	6,000.27	64.21%
InP substrate	3,096.23	805.56	1,903.04	2,487.93	26.62%
Germanium substrate	830.43	161.95	404.37	857.17	9.17%
Total	5,093.82	3,388.24	5,038.92	9,345.37	100.00%

For the processing and sales business with materials supplied by AXT, the relevant processing revenue is recognized using the net method when the Issuer has completed the customs declaration of the goods according to the contract, the relevant economic benefits are likely to flow in, and the main risks and rewards of property in the goods have been transferred.

The Issuer recognizes the revenue from professing with supplied materials by the net amount method. In 2018, the Company still applied the Accounting Standards for Business Enterprises No. 14 - Revenue (CK [2006] No. 3), but since the standards have no express provisions on how to judge a principal liable person and an agent, the Issuer made the judgment the same with reference to the provisions on applicable revenue recognition of the Accounting Standards for Business Enterprises No. 14 - Revenue (CK [2017] No. 22).

Pursuant to Article 34 of the Accounting Standards for Business Enterprises No. 14 - Revenue (CK [2017] No. 22), an enterprise shall judge whether it acts as the principal liable person or an agent when conducting transactions based on the fact whether it has the right to control the goods before transferring them to the customer. If the enterprise is able to control the goods before transferring them to the customer, the enterprise acts as the principal liable person and shall recognize revenue according to the total consideration received or receivable; otherwise, the enterprise acts as an agent and shall recognize revenue according to the amount of expected commission or handling charge to which the enterprise is entitled, and such an amount shall be determined according to the total consideration received or receivable deducted by the price to be paid to other parties, or according to a specified commission amount or proportion, among others.

In light of the contractual terms, the basis for the Issuer to determine the use of net method for recognizing revenue from processing with supplied materials is as follows:

1. Whether the enterprise is primarily responsible for transferring goods to the customer: the Issuer does not assume the primary responsibility for transferring goods to AXT as raw materials are mainly supplied by AXT or purchased from suppliers designated by AXT, and the entrusted processing technical standards and quality requirements are formulated by AXT;

2. Whether the enterprise bears inventory risks in relation to the goods before or after the transfer thereof: for the raw materials supplied by AXT, the ownership and control of their inventories remain with AXT, with the Issuer only bearing the risk of damage to and loss of such inventories caused by improper storage;

3. Whether the enterprise has the right to independently decide on the price of traded goods: the price of the products sold by the Issuer to AXT does not include the cost of corresponding raw materials, and the Company can only price the processing fees included in the final products and the materials purchased by itself, having no full right to decide on the sales price of the final products;

To sum up, the Issuer’s processing with supplied materials is in essence a business whereby the main raw materials are supplied by AXT or purchased from suppliers designated by AXT, and the Issuer processes goods in accordance with AXT’s quality standards against the charge of processing fees. The Issuer only bears the risk of damage to and loss of inventories caused by improper storage without full right to decide on the sales price of the final products. The Issuer judges that the Company has no control right over the goods before transferring them and thus acts as an agent in such business with reference to the Accounting Standards for Business Enterprises No. 14 - Revenue (CK [2017] No. 22). Accordingly, the net method is used for the recognization of relevant revenue.

II. The Sponsor and the reporting accountant are requested to explain the verification method, basis and conclusion for the following matters: (1) the matching between the revenue confirmation method and the contract and product delivery under different sales modes; (2) authenticity of sales revenue at home and abroad.

1. Verification method, basis and conclusion of matching between revenue recognition method and contract agreement and product delivery under different sales modes

In view of the matching of revenue confirmation method with contract agreement and product delivery under different sales modes, the Sponsor and reporting accountant have implemented the following verification procedures:

(1) Understand the Issuer’s revenue confirmation policy, analyze and evaluate whether the Issuer’s revenue confirmation policy is appropriate;

(2) Obtain and review the sales contracts or orders signed between the Issuer and its main customers, and check the terms of agreed rights and obligations, main risks and remuneration assumption and so on in the contract; the terms of performance obligations and control transfer of relevant goods or services in the contract, according to the Accounting Standards for Business Enterprises No. 14 - Revenue, analyze and evaluate the rationality of the Issuer’s revenue confirmation policy;

(3) Implement the walk-through procedure and cut-off test procedure for the revenue during the reporting period; compare and analyze the original vouchers related to revenue confirmation with the relevant terms of the customer’s corresponding contract or order;

(4) Interview the main customers under different business models to understand their cooperation background, business model, main contract terms, etc.;

After verification, the Sponsor and the Reporting Accountant believes that during the reporting period, the Company’s revenue confirmation method under different sales modes matched the contract and product delivery.

2. Verification method, basis and conclusion of the authenticity of domestic and foreign sales revenue

For the authenticity of domestic and foreign sales revenue, the Sponsor and the Reporting Accountant have implemented the following verification procedures:

(1) Understand the key internal control related to revenue recognition, evaluate the internal control design, determine whether it has been implemented, and test the operation effectiveness of relevant internal control;

(2) Check the main sales contracts, identify the terms related to the main risks of commodity ownership and the transfer of remuneration/control, and evaluate whether the revenue confirmation policy complies with the provisions of the Accounting Standards for Business Enterprises;

(3) Sampling inspection of domestic and foreign sales revenue, and inspection of original contracts, invoices, customs declarations forms, logistics records and other original documents, as detailed below:

In RMB0’000

Item	2021	2020	2019
Income covered by sampling	38,952.41	30,170.54	25,792.81
Operating income	85,734.52	58,317.04	46,222.68
Coverage ratio	45.43%	51.74%	55.80%

(4) Conduct a cut-off test on the sales situation before and after the balance sheet date, check the delivery order, customs declaration form, packing list, bill of lading, invoice and other documents, and check whether the revenue is intertemporal;

(5) Implement analytical procedures, check the fluctuations of major customers during the reporting period, and learn from the Issuer about the business cooperation background of new major customers and the main reasons for revenue fluctuations;

(6) Send letters to customers for the revenues during the reporting period and each closing transaction balance to confirm the authenticity and accuracy of the revenue amount, as detailed below:

In RMB0’000

Item	2021	2020	2019
Ratio of accounts receivable balance covered by confirmation request letter	92.94%	92.56%	96.74%
Ratio of operating income covered by confirmation request letter	90.32%	89.57%	94.14%
Proportion of reply (calculated by the amount of accounts receivable in the reply)	86.70%	98.76%	99.22%
Proportion of reply (calculated by the amount of operating income in the reply)	81.22%	99.22%	98.60%

Seek confirmations from end customers after looking through AXT for the sales of products during the reporting period, as detailed below:

In RMB0’000

Item	2021	2020	2019
Proportion of amount from major customers covered by confirmation request letter in AXT’s operating income	68.50%	75.51%	68.63%
Proportion of reply (calculated by the amount of operating income in the reply)	77.41%	62.84%	53.43%

(7) Obtain the Issuer’s electronic port data, check the electronic port data with the Company’s book export revenue, and analyze the reasons for the discrepancy, with the verified export revenue as detailed below:

Item	2021	2020	2019
E-port data ①	11,805.39	33,536.69	27,965.77
The Issuer’s overseas sales revenue ②	10,506.71	33,609.67	28,038.70
Discrepancy ③ = ② - ①	-1,298.68	72.98	72.93
Discrepancy rate ④=③/②	-12.36%	0.22%	0.26%

Note: Since the Company’s sales of semiconductor substrate materials overseas have been carried out through AXT-Tongmei since March 2021, the E-port data and the Issuer’s overseas sales revenue in 2021 are only based on the overseas sales directly carried out by the Issuer’s domestic entities in China.

It can be seen from the above table that in 2019 and 2020, the Issuer’s E-port data was basically consistent with the export revenue data; the relatively large discrepancy in 2021 arose mainly from the new consignment customers of the Company due to the business handover between AXT and AXT-Tongmei in March 2021. For details, please refer to “X.(II).6.(5) Collection of price for goods and adjustments to sales during the period for which ATX’s business was transferred to the Company’s subsidiary in the US” in Section VII of the Prospectus. After excluding the above factors, there was no discrepancy between the Company’s E-port data and export revenue data in 2021.

(8) Obtain the Issuer’s tax exemption and refund declaration form and approval notice, check with the export sales revenue and analyze the reasons for the differences;

(9) Interview with the main customers in each reporting period through video or field visit to understand the rights and obligations undertaken by the Company, specific terms of the contract, corresponding after-sales service arrangements, etc., form interview records on the transaction essence and transaction volume in the reporting period to confirm the occurrence of the transaction, and interview with end customers after looking through AXT to see whether the products sold by the Company through AXT have been finally sold, etc.; during the reporting period, the amount covered by the interview and its proportion in operating income are as follows:

In RMB0’000

Period	Before looking through AXT		After looking through AXT
	Amount	Proportion	Amount	Proportion
2021	65,416.89	76.30%	63,814.92	74.43%

2020	50,838.82	87.18%	43,891.79	75.26%
2019	38,421.51	83.12%	32,503.22	70.32%

Note: Before looking through AXT, AXT was the interviewee of the Company, while after looking through AXT, the end and major customers of AXT were the interviewees of the Company, so the overall amount covered by the interview reduced to a certain extent.

(10) Obtain the sales details of AXT during the reporting period, and check through comparison whether there is a significant difference between its income and the income of the Issuer during the reporting period;

(11) Examine the Company’ receipts during the reporting period randomly; check the corresponding bookkeeping vouchers and bank receipts to verify the authenticity of the Company’s revenue;

(12) Check the credit reports of major overseas customers, enterprise credit information and other public information of domestic companies, verify their business scale and shareholder composition, check the questionnaire filled in by the Issuer, directors, supervisors and senior managers, and confirm whether there is an association relationship between overseas customers and the Company and related parties;

(13) Check the account statements of the Issuer, directors, supervisors, senior managers, important financial personnel and other interested parties during the reporting period to confirm whether the Company has external collection.

After verification, the Sponsor and the Reporting Accountant believe that the domestic and foreign sales revenues of the Company are authentic, accurate and complete during the reporting period.

Q12. Inventory

According to the Prospectus, 1) at the end of each period of the reporting period, the book balance of the Issuer’s inventories was respectively RMB278,036,100, RMB269,292,100, RMB299,198,000 and RMB347,436,600; 2) the proportion of the inventory depreciation reserve to the inventory book balance was respectively 3.49%, 8.76%, 4.87% and 4.92%.

The Issuer is required to explain: (1) the reason for any change to the inventory composition of the Company at the end of each period of the reporting period; (2) the matching between the inventory balance and the orders on hand, as well as the sales and carry-over after the inventory balance period during the reporting period; (3) the method and basis for determining the net realizable value of inventories, provision for depreciation of inventories of different ages, and whether the provision for inventory depreciation is adequate.

The Sponsor and the Reporting Accountant are required to explain: information about the supervision of the Issuer’s inventory counts at the end of each period of the reporting period, and explicit opinions on the authenticity of the inventories and the adequacy of the provision for depreciation.

Reply:

I.	Explanation from the Issuer

(I)Reason for any change to the inventory composition of the Company at the end of each period of the reporting period

The specific composition of the Company’s inventories at the end of each period of the reporting period is as follows:

In RMB0’000

Type	December 31, 2021		December 31, 2020		December 31, 2019
	Book Balance	Proportion	Book Balance	Proportion	Book Balance	Proportion
Raw materials	6,655.61	16.60%	10,101.50	33.76%	4,241.07	15.76%
Semi-finished products	12,052.81	30.05%	8,746.95	29.23%	11,093.40	41.19%
Work-in-process	12,763.01	31.83%	7,435.33	24.85%	7,689.58	28.55%
Goods in stock	6,621.49	16.51%	3,558.02	11.89%	3,905.15	14.50%
Goods upon delivery	2,010.52	5.01%	78.00	0.26%	-	-

Total	40,103.45	100.00%	29,919.80	100.00%	26,929.21	100.00%

The Company’s inventories are mainly gallium arsenide, indium phosphide, germanium substrates and other inventory commodities, as well as unprocessed and uncut crystal bars and various raw materials. At the end of each period of the reporting period, the book balance of the Company’s inventories was respectively RMB269,292,100, RMB299,198,000 and RMB401,034,500 respectively; during the reporting period, the Company realized revenues of RMB462,226,800, RMB583,170,400 and RMB857,345,200 respectively. On the whole, the inventory balance increased with the revenues, with a consistent fluctuation.

In terms of inventory composition, at the end of each period of the reporting period, the proportion of various types of inventories has changed. The specific reasons are as follows:

1. Raw materials

At the end of each period of the reporting period, the Company’s book balance of raw materials was RMB42,410,700, RMB101,015,000 and RMB66,556,100 respectively, accounting for 15.76%, 33.76% and 16.60% respectively.

At the end of 2019 and at the end of 2021, the proportion of raw materials was relatively stable, while that at the end of 2020 was higher. The main reasons are as follows: (1) The Company’s production base in Chaoyang was gradually completed in 2020, the production line has been launched for commissioning, and the Company has increased the procurement of raw materials as needed for the new capacity. (2) With the increasing market demand for various products, the Company obtained more orders at the end of 2020. (3) With the rising price of metal gallium, the Company expects a continued upward trend. Thus, in the second half of 2020, the Company increased the purchase of metal gallium appropriately. (4) As the germanium ingot market was affected by the short supply of upstream raw materials, the market supply of germanium was in a short state, and the Company increased the purchase of germanium ingots.

2. Changes in semi-finished products

At the end of each period of the reporting period, semi-finished products of the Company had a balance of RMB110,934,000, RMB87,469,500 and RMB120,528,100 respectively, accounting for 41.19%, 29.23% and 30.05% respectively.

The proportion of semi-finished products at the end of 2020 and 2021 was relatively stable. At the end of 2019, the proportion of semi-finished products was relatively high, mainly because of the relocation of gallium arsenide crystal production, gallium arsenide chip production and high-purity material production from Beijing Tongmei and Nanjing Jinmei to Chaoyang Tongmei, Baoding Tongmei and Chaoyang Jinmei; meanwhile, in the second half of 2018, Beijing Boyu was notified that its leased plant would be expropriated, so that it would relocate its production equipment successively to Chaoyang Boyu and other plants in 2019. Affected by the expected relocation, the Company reserved a large quantity of semi-finished products at the end of 2018. However, due to the inadequate operation rate due to the relocation in 2019, some semi-finished products were not claimed in time.

3. Changes in work-in-process

At the end of each period of the reporting period, the Company’s balance of work-in-process was RMB76,895,800, RMB74,353,300, and RMB127,630,100 respectively, accounting for 28.55%, 24.85% and 31.83% respectively, and the proportions fluctuated.

In terms of balance, at the end of 2020, the Company’s work-in-process remained relatively stable, while the proportion decreased slightly compared with that at the end of 2019, mainly due to the reserve of more raw materials pending use at the end of the year.

At the end of 2021, the proportion increased significantly due to the following reasons: (1) after the Company completed the relocation, the production line in

Chaoyang was completed in 2020 and 2021, which continued to release capacity. (2) affected by the rapid increase in the demand of the downstream application market, in 2021, the sales of various major products of the Company all showed a certain increase, further improving the Company’s operating rate. Due to all of the foregoing reasons, the amount and proportion of work-in-process increased rapidly at the end of 2021.

4. Changes in goods in stock

At the end of each period of the reporting period, the Company’s goods in stock had a balance of RMB39,051,500, RMB35,580,200 and RMB66,214,900, accounting for 14.50%, 11.89% and 16.51%, respectively.

At the end of 2020, the balance and proportion of the Company’s goods in stock decreased slightly, mainly because of: (1) The market demand for high-purity gallium increased significantly in 2020, and the sales revenues in 2020 increased by 198.70% compared with that in 2019, resulting in a significant increase in shipment. (2) The Company reserved a large quantity of raw materials at the end of 2020, resulting in a decline in the proportion of goods in stock.

At the end of 2021, the balance and proportion of the Company’s goods in stock increased significantly, mainly because of: Affected by the rapid increase in the demand of the downstream application market, the sales of various main products of the Company in 2021 showed a certain increase. Meanwhile, the number of the Company’s orders on hand increased rapidly; as a result, for timely delivery to downstream customers, the Company accelerated the production schedule on the basis of an increased production capacity.

5. Changes in goods upon delivery

At the end of each period of the reporting period, the ending balance of goods upon delivery by the Company was 0, RMB780,000 and RMB20,105,200 respectively, accounting for 0, 0.26% and 5.01% respectively.

At the end of 2021, the quantity of goods upon delivery increased rapidly. The reason was that after the Company completed the switch in March 2021, some new consignment customers were newly added, resulting in an increase in the balance of overseas consignment inventory.

(II)At the end of each period of the reporting period, the matching between the Company’s inventory balance and the orders on hand, as well as the sales and carry-over after the inventory balance period during the reporting period:

1.Matching between the Company’s inventory balance and the orders on hand

Matching between the Company’s inventory balance and the orders on hand during each period of the reporting period

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Inventory balance	40,103.45	29,919.80	26,929.21
Balance of goods in stock goods upon delivery	8,632.01	3,636.02	3,905.15
Amount of orders on hand at the end of the period	39,054.58	26,583.45	19,577.56
Inventory coverage for orders on hand	97.39%	88.85%	72.70%
Finished products coverage for orders on hand	452.44%	731.11%	501.33%

At the end of each period of the reporting period, the inventory coverage for orders on hand of the Company was 72.70%, 88.85% and 97.39% respectively, showing a rapid increase on a year-on-year basis, which was close to 100% at the end of the reporting period. The finished products coverage for orders on hand was 501.33%, 731.11% and 452.44% respectively, representing a full coverage of finished products of the Company. In recent years, given the rapid development of downstream sectors and the continuous expansion of product application fields, the demand for various products of the Company has increased, and accordingly the orders on hand and the ending balance of inventory have increased rapidly. Generally speaking, the coverage of the amount of orders on hand to the inventory balance is relatively high, and the ending balance of inventory basically matches the orders on hand.

2.Post-period sales and carry-over of inventory balance during the reporting period

As of February 28, 2022, the Issuer’s subsequent carry-over of inventory at the end of each period of the reporting period was as follows:

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Inventory Book Balance	40,103.45	29,919.80	26,929.21
Subsequent Carry-over Amount	26,319.26	27,955.94	25,867.22
Subsequent Carry-out Ratio	65.63%	93.44%	96.06%

According to the above table, as of February 28, 2022, the Issuer’s subsequent inventory carry-over rate at the end of each period of the reporting period was 96.06%, 93.44% and 65.63% respectively, and the subsequent carry-over was in a good condition.

(III)Method and basis for determining the net realizable value of inventory, the provision for declining prices of inventory of different storage ages, and whether the provision for declining prices of inventory is adequate.

1.Method and basis for determining the net realizable value of inventory

The Issuer measures the carrying amount of inventories at the cost or the net realizable value on the balance sheet date, whichever is lower. If the cost of inventory is higher than its net realizable value, the provision for inventory depreciation is made. For inventories held for the performance of sales contracts, the net realizable value of inventories is calculated based on the contract prices, and for other general products, it is calculated based on the prices of the same or similar products sold recently. Meanwhile, based on the principle of prudence, for auxiliary materials of more than 1 year, the Company makes a full provision for inventory depreciation; for separately identified deteriorated, damaged or unusable inventories, the provision is separately made.

For finished products directly used for sale, the net realizable value is determined by the estimated selling price of the inventory less the estimated selling expenses and relevant taxes; for materials held for production, etc., where the net realizable value of the finished products produced from such materials is higher than the cost, the materials should still be measured at the cost; if the decline in the price of the materials indicates that the net realizable value of the finished products is lower than the cost, the materials should be measured at the net realizable value.

2.Provision for declining prices of inventory of different storage ages, and whether the provision for declining prices of inventory is adequate

The provision for declining prices of inventory of different storage ages at the end of each period of the reporting period is as follows:

In RMB0’000

Item	December 31, 2021			December 31, 2020			December 31, 2019
	Balance	Depreciation Reserve	Provision Proportion	Balance	Depreciation Reserve	Provision Proportion	Balance	Depreciation Reserve	Provision Proportion
Within 1 year	37,614.00	346.23	0.92%	28,048.20	187.47	0.67%	24,401.54	752.82	3.09%
Over 1 year	2,489.45	1,375.43	55.25%	1,871.60	1,268.34	67.77%	2,527.67	1,606.86	63.57%
Total	40,103.45	1,721.66	4.29%	29,919.80	1,455.81	4.87%	26,929.21	2,359.68	8.76%

At the end of each reporting period, the Issuer’s inventories mainly had an age of within one year, accounting for a relatively high proportion of 90.61%, 93.74% and 93.79% respectively. The provisions for decline in value of inventories were made focusing on those aged over one year, of which, the Company has made full provisions for the auxiliary materials aged over 1 year for the sake of prudence, and also made provisions for some semi-finished products and finished products due to changes in customer demand and other reasons.

The Issuer’s products are customer-oriented, with customized products accounting for a high proportion. At the end of each period of the reporting period, the Issuer had a relatively adequate inventory coverage of orders on hand; the inventory balance within one year accounted for a relatively high proportion; and the subsequent carry-over of inventory was in a good condition. Besides, a comparison of the ratio of provision for decline in value of inventory between the Company and comparable listed companies in the same industry is as follows:

Company	December 31, 2021	December 31, 2020	December 31, 2019
SICC	1.48%	0.43%	0.58%
NSIG	Undisclosed	9.47%	3.96%
Average	1.48%	4.95%	2.27%
Issuer	4.29%	4.87%	8.76%

Note: The data on SICC and NSIG are sourced from their annual reports and prospectuses.

The proportion of the Company’s provision for decline in value of inventory is generally higher than the average level of comparable companies in the same industry, mainly due to the relatively low proportion of SICC. At the end of 2020, the proportion of the Company’s provision for decline in value of inventory was lower than that of NSIG, mainly because the production of epilayers in 300mm wafers was still in the ramp-up stage with continuous product certification, the process and quality needed to be improved, and the production cost was higher than their market price.

To sum up, the Issuer’s provision for inventory depreciation is adequate.

II.The Sponsor and the Reporting Accountant are required to explain: information about the supervision of the Issuer’s inventory counts at the end of each period of the reporting period, and explicit opinions on the authenticity of the inventories and the adequacy of the provision for depreciation.

(I)	Information about the supervision of the Issuer’s inventory counts

The Company carried out inventory counts for the whole year of 2020, half year of 2021 and whole year of 2021 on January 1-3, 2021, June 29-July 2, 2021 and December 25-31, 2021. The scope of inventory included raw materials, work-in-progress, semi-finished products and goods in stock. The Sponsor and the Reporting Accountant supervised the inventory counts throughout the process. The specific supervision procedures are as follows:

1.Understand, test and evaluate internal controls related to inventory management;

2.Obtain the Issuer’s inventory count plan for the whole year of 2020, half year of 2021 and whole year of 2021, understand the storage location and inventory status, and formulate a supervision plan; implement the supervision procedures according to the supervision plan;

3.Observe the inventory distribution in the warehouse, observe the inventory count process of the inventory personnel, check whether it is carried out according to the inventory plan, and accurately record the inventory balance and status; during the inventory count process, focus on whether there is any difference in the inventory balance and whether the inventory is destroyed or damaged;

4.Take some types of inventories and check them with the inventory personnel; select part of the inventory in the inventory statement and trace it to the physical objects, to verify the existence of the inventory, and select physical objects for checking with the inventory statement, to verify the integrity of the inventory;

5.After the inventory count is over, all the personnel involved in the inventory count shall sign on the inventory record for confirmation. The Finance Department shall track and deal with any problems or differences found in the inventory count.

Information about the supervision carried out by the Sponsor and the Reporting Accountant is as follows:

In RMB0’000

Time	Inventory Amount	Original Cost of Inventory	Inventory Proportion
End of 2021	28,073.61	40,103.45	70.00%
End of June 2021	28,471.64	34,743.66	81.95%
End of 2020	24,325.62	29,919.80	81.30%

(II)	Verification procedures

In addition to the foregoing, the Reporting Accountant has performed the following verification procedures:

1.Understand the Issuer’s inventory depreciation policy, evaluate whether the inventory depreciation policy is reasonable based on the Issuer’s main product warranty policy, and check whether these accounting policies are consistently implemented during each accounting period;

2.Pay attention to unsalable, obsolete or damaged goods in stock during the inventory supervision process, and specific to such goods in stock, conduct a comparison between the relevant inventory list and the inventory depreciation reserve calculation table prepared by the management;

3.Select samples and check the accuracy of the inventory age table prepared by the management; understand the reason for the long inventory age; select samples of finished products, and check the prices used in the net realizable value calculation table for inventories with the latest sales prices of the finished products; select samples of raw materials and semi-finished products, review the estimated selling prices of inventories calculated by the Issuer, less the estimated cost to be incurred at the time of completion, estimated selling expenses and the net realizable value less relevant taxes, and check the accuracy of the calculation conducted by the management.

(III)	Verification opinion

Upon verification, the Sponsor and the Reporting Accountant believe that: At the end of each period of the reporting period, the Issuer’s inventories are true and accurate in all material respects and the provision for decline in value of inventories was adequately made.

Q13. Accounts Receivable

According to the submissions: 1) Within the reporting period, the balance of accounts receivable of the Issuer showed an increasing trend as a whole, with the ending balance of RMB203,113,900; 2) At the end of the reporting period, the carrying amount of the Issuer’s bills receivable (including accounts receivable financing) was RMB71,647,200, and the balance of other receivables was RMB4,766,600.

The Issuer is required to explain: (1) reasons for the rapid growth of bills receivable, accounts receivable and amount financed of accounts receivable within the reporting period, and credit policies for major customers and whether there is sales stimulation through more flexible credit policies; (2) major customers for bills receivable and amount financed of accounts receivable, endorsement, discount and derecognition and whether relevant accounting treatment complies with the Accounting Standard for Business Enterprises; (3) whether there are any bills receivable transferred to accounts receivable within the reporting period, if so, explain related facts and reasons, and whether the aging is continuously calculated; (4) the guarantee deposits and other specific items of other receivables match the amount of related items and therefore it is reasonable; (5) the payments and overdue payments of accounts receivable after due date at the end of each period of the reporting period, and whether no provision for bad debts for AXT and Customer B is in compliance and the provision for bad debts is sufficient in 2018, and differences compared with comparable companies in the same industry and relevant reasons.

The Sponsor and the Reporting Accountant are required to check the above matters and give explicit comments.

Reply:

I. Explanation from the Issuer

(I) Reasons for the rapid growth of bills receivable, accounts receivable and amount financed of accounts receivable within the reporting period, and credit policies for major customers and whether there is sales stimulation through more flexible credit policies;

1. Reasons for the rapid growth of bills receivable, accounts receivable and amount financed of accounts receivable within the reporting period

At the end of each period of the reporting period, bills receivable, accounts receivable and the balance of financing of accounts receivable are as follows:

In RMB0’000

Item	2021	2020	2019
Book balance of accounts receivable	22,195.99	15,376.06	13,113.26
Book balance of bills receivable	1,489.15	2,201.73	1,834.52
Book balance of financing of accounts receivable	6,188.39	2,985.42	1,522.26
Total book balance of accounts receivable	29,873.53	20,563.21	16,470.04
Revenue	85,734.52	58,317.04	46,222.68
Proportion of book balance of accounts receivable to revenue	34.84%	35.26%	35.63%
Turnover days of accounts receivable	107.36	115.89	146.17

Within the reporting period, the Issuer’s balance of accounts receivable increased year by year with the increase of its sales revenue, accounting for 35.63%, 35.26% and 34.83% of the revenue for the corresponding period respectively, representing a slight decline year by year. The turnover days of accounts receivable were 146.17days, 115.89 days and 107.36 days respectively, which are gradually shortened, showing that accounts receivable is well handled.

To sum up, the increase of accounts receivable balance is mainly due to increase of the Issuer’s operating income, and the ending balance of accounts receivable matches its sales scale and therefore it is reasonable.

2. Credit policies for major customers and whether there is sales stimulation through more flexible credit policies

During the reporting period, the changes in credit policies of the Company for its major customers are as follows:

S/N	Names of major customers	Credit policies	Any changes within the reporting period?
1	AXT	Payment shall be made within 90 days after passing inspection of incoming merchandise.	No
2	Osram	From 2019 to February 2021: Payment shall be made within 90 days after passing inspection of incoming merchandise, with the payment date falling on the 5th day of each month.	Yes
From March 2021: Payment shall be made within 105 days after passing inspection of incoming merchandise, with the payment date falling on the 5th day of each month.
3	Landmark Optoelectronics	From 2019 to 2020: Payment shall be made within 20 days after passing inspection of incoming merchandise, with the payment date falling on the 25th day of each month.	Yes
2021: Payment will be made within 60 days after passing inspection of incoming merchandise, with the payment date falling on the 20th day of each month.
4	Mo Sangyo Co, Ltd.	Payment shall be made on a monthly basis, with 90 days credit	No
5	Kingsoon	After receiving the incoming merchandise, the buyer shall pay to Party A within 30 days.	No
6	Customer B

After the incoming merchandise are accepted by the buyer, the seller shall issue an invoice to the buyer at the agreed tax rate. After receiving the invoice, Party A shall go through the financial reimbursement procedures and make payments by electronic draft according to relevant regulations of Party A’s fund management.

No
7	Epi Solution Technology Co., Ltd.	After receiving the incoming merchandise, the buyer shall pay to Party A within 30 days.	No
8	LOUWERSHANIQUE	Payment shall be made within 30 days after passing inspection of incoming merchandise.	No
9	Customer A

Within 30 days after the “products” or “services” delivered by the seller passing the buyer's inspection, the buyer shall pay the invoice amount on the first “centralized payment date”. For each day of delay in payment from the first “centralized payment date”, the buyer shall pay liquidated damages at the rate of 0.04% of the payable amount, which shall not exceed the total amount owed.

No
10	ALPHA PLUS	Payment will be made within 30 days after delivery and within 15 days after receipt of the incoming merchandise.	No

According to the characteristics of the industry and combined with its own production and operation conditions, the Issuer has formulated a more prudent credit policy for different types of customers: for new customers, advance payment is adopted; for regular customers, the credit policies are developed by taking into full account the basic situation, business scale, cooperation time, amount of orders and contracts, financial status, payment and payment, etc. of the customer. The credit period is normally 1-3 months. In addition, the Issuer conducted business negotiations with customers to slightly adjust the credit policies taking into account the product production, technical requirements, and cooperation relationship with customers. During the reporting period, except for Osram and Landmark Optoelectronics, the Issuer’s credit policies for major customers remain unchanged.

After looking through AXT, Osram and Landmark Optoelectronics were among Issuer’s top five customers within the reporting period, and they have been working together for many years. Within the cooperation period, they have been maintaining good relations. As well-known enterprises in the industry, Osram and Landmark Optoelectronics have sound credit history, with timely payments since the very beginning of their cooperation. In March 2021, the Issuer exchanged business with AXT, aiming to enhance customer cooperation and give the customer certain buffer time in handling matters such as contract management and fund audit, so as to ensure that the business exchange could be completed as soon as possible. Besides, in order to maintain the Issuer’s sustained and sound development, it extended the credit period for the above two customers appropriately.

To sum up, within the reporting period, the credit policy of its sales business was relatively stable, and there was no loosening of credit policies or extending the credit period to stimulate sales.

(II) Major customers for bills receivable and amount financed of accounts receivable, endorsement, discount and derecognition and whether relevant accounting treatment complies with the Accounting Standard for Business Enterprises;

1. Major customers for bills receivable and amount financed of accounts receivable

At the end of each period of the reporting period, face values about the Company’s top five customers for bills receivable and receivables financing are as follows:

In RMB0’000

Year	S/N	Names of customers	Year-end face value
At the end of 2021	1	Kingsoon	1,828.20
	2	Customer B	1,445.10
	3	Epihouse Optoelectronics Co., Ltd.	1,001.02
	4	Argosun	532.62
	5	Jiangsu Bree Optronics Co., Ltd.	364.59
	Total		5,171.53
At the end of 2020	1	Customer B	1,562.21
	2	Kingsoon	1,648.94
	3	Epi Solution Technology Co., Ltd.	495.10
	4	Everbright Photonics	330.00
	5	Guangdong Vital Advanced Materials Co., Ltd.	210.95
	Total		4,247.20
At the end of 2019	1	Kingsoon	1,326.35
	2	Customer B	938.50
	3	Epi Solution Technology Co., Ltd.	495.00
	4	Everbright Photonics	286.40
	5	Guangdong Vital Advanced Materials Co., Ltd.	82.70
	Total		3,128.95

In the semiconductor sector, it is common to adopt bills for settlement. At the end of each period of the reporting period, its customers for bills receivable and accounts receivable financing mainly include leading manufacturers of extended industry chain in China. In 2021, due to the tight supply of high-purity gallium and gallium oxide markets, its related income increased substantially, and Argosun Electronic New Materials Co., Ltd. and Jiangsu Bree Optronics Co., Ltd. were also among its top five customers of the bills receivable and accounts receivable financing.

2. Financing endorsement, discount and derecognition of bills receivable and accounts receivable financing, and whether the relevant accounting treatments comply with the provisions of the accounting standards for business enterprises

During the reporting period, no discount was found for bills receivable and accounts receivable financing on the part of the Issuer. At the end of each reporting period, the Issuer’s undue bills with endorsement had a balance of RMB40.0537 million, RMB70.7175 million and RMB100.1745 million, of which the bills derecognized accounted for 52.64%, 72.24% and 82.70%, respectively. The details are as follows:

In RMB0’000

Item	December 31, 2021		December 31, 2020		December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Amount derecognized by endorsement	8,284.38	82.70%	5,108.86	72.24%	2,108.29	52.64%
Amount not derecognized by endorsement	1,733.07	17.30%	1,962.88	27.76%	1,897.08	47.36%
Total	10,017.45	100.00%	7,071.75	100.00%	4,005.37	100.00%

According to the principle of prudence, the Issuer categorized the acceptance banks issuing the received bank acceptance bills as six major commercial banks with higher credit ratings and nine listed joint-stock commercial banks, other commercial banks and financial companies with average credit ratings. The above six major commercial banks include Bank of China, Agricultural Bank of China, China

Construction Bank, Industrial and Commercial Bank of China, Postal Savings Bank of China and Bank of Communications, and the nine listed joint-stock commercial banks are China Merchants Bank, Shanghai Pudong Development Bank, China CITIC Bank, China Everbright Bank, Huaxia Bank, China Minsheng Bank, Ping An Bank, Industrial Bank and Zheshang Bank. For acceptance bills from accepting banks with high credit ratings, the derecognition time is the endorsement transfer date, discount date or maturity date. While for acceptance bills from accepting banks with relatively low credit ratings and commercial acceptance bills accepted by enterprises, the derecognition time is the maturity date of the acceptance bills. Within the reporting period, the Issuer had no bill discount or bill default.

To sum up, within the reporting period, the derecognition of the endorsement of its bills receivable complies with relevant provisions of Accounting Standard for Business Enterprises No. 23 — Transfer of Financial Assets, Accounting Standard for Business Enterprises No. 23 — Transfer of Financial Assets (Application Guide), Case Analysis of Listed Companies Implementing Accounting Standard for Business Enterprises (2020) and so forth.

(III) Within the reporting period, whether there are any bills receivable transferred to accounts receivable, if so, explain related facts and reasons, and whether the aging is continuously calculated;

Within the reporting period, no bills received were due and cannot be accepted, and then transferred into accounts receivable.

(IV) The guarantee deposits and other specific items of other receivables match the amount of related items and therefore it is reasonable;

The deposits and other specific items of other receivables are as follows:

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Deposits for construction	135.45	135.45	135.45
Deposits for migrant workers’ wage	69.63	69.63	23.63

Deposits for utilities	19.20	19.20	19.20
Deposits for rent	8.78	7.19	5.19
Deposits for gas cylinders	8.66	7.00	7.00
Deposits for investment and construction	-	150.00	150.00
Withholding tax	-	105.31	-
Deposits for credit cards	-	5.00	5.00
Insurance reimbursement receivable	7.20	-	-
Staff reserve fund	5.45	12.48	12.10
Others	5.22	8.79	7.58
Total	259.59	520.06	365.15

The deposits and other balances of other receivables of the Issuer mainly include:

1. Tianjin Boyu, a subsidiary of the Issuer, and Tianjin Jingjin Zhongguancun Technology City Development Co., Ltd. signed an industrial land investment agreement for PBN project with a performance bond of RMB1,354,500. However, the actual operation of Tianjin Boyu in 2020 showed that it may fail to meet the required investment and tax target of RMB65,000,000, with full bad-debt provisions having been made for the remaining unpaid deposit of RMB1,354,500 at the end of 2020.

2. Chaoyang Tongmei and Chaoyang Jinmei, subsidiaries of the Issuer, hired local migrant workers for factory construction. According to the Notice on Establishing the Guarantee System for Migrant Workers’ Wages in Civil Construction, they paid wage guarantee for migrant workers of RMB236,300 and RMB460,000 to Human Resources and Social Security Bureau of Kazuo County in 2018 and 2020, respectively, and the above-mentioned payments have been recovered as of the date of this reply.

3. Tianjin Boyu, a subsidiary of the Issuer, paid a deposit of RMB192,000 for utilities according to relevant standards of State Grid Tianjin Power Company.

4. In order to invest and build a factory in Chaoyang Kazuo Economic

Development Zone, the Issuer paid an investment and construction deposit of RMB1,500,000 to the Management Committee of Chaoyang Kazuo Economic Development Zone, which was recovered in 2021.

5. The withholding tax of RMB1,053,100 represents the individual income tax withheld and remitted by Beijing Boyu after Ulrich Goetz transferred its 4% equity in Beijing Boyu to AXT at the end of 2020.

6. Others mainly include deposits for rent, deposits for gas cylinders, insurance reimbursement receivables and staff reserve funds, etc..

To sum up, the guarantee deposits and other items of other receivables all incurred due to business-related events, with matching and rationality between relevant events and amounts.

(V) The payments and overdue payments of accounts receivable after due date at the end of each period of the reporting period, and whether no provision for bad debts for AXT and Customer B is in compliance and the provision for bad debts is sufficient in 2018, and differences compared with comparable companies in the same industry and relevant reasons.

1. The payments and overdue payments of accounts receivable after due date at the end of each period of the reporting period

As of March 7, 2022, the payments of accounts receivable after due date at the end of each period of the reporting period are as follows:

In RMB0’000

Item	At the end of 2021	At the end of 2020	At the end of 2019
Balance of accounts receivable	22,195.99	15,376.06	13,113.26
Payment amount after due date	9,532.86	15,128.70	13,034.47
Payment proportion after due date	42.95%	98.39%	99.40%

As of March 7, 2022, the proportions of payments of the accounts receivable after due date at the end of each period of the reporting period were 99.40%, 98.39% and 42.95% respectively. The payments were made in a timely manner.

At the end of each reporting period, the overdue accounts receivable of the Company are as follows:

In RMB0’000

Item	End of 2021		End of 2020		End of 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Within the credit period	10,540.84	47.49%	8,740.82	56.85%	6,055.79	46.18%
Delay for not more than 3 months	7,107.86	32.02%	4,655.62	30.28%	3,178.51	24.24%
Delay for more than 3 months	4,547.29	20.49%	1,979.61	12.87%	3,878.96	29.58%
Total	22,195.99	100.00%	15,376.06	100.00%	13,113.26	100.00%

From the overall structure of accounts receivable, it can be seen that at the end of each reporting period, the proportion of accounts receivable within the credit period remained relatively stable, basically at about 50%; the proportion of accounts receivable delayed for more than 3 months decreased as a whole, showing an overall improvement of the delay situation.

2. Whether no provision for bad debts for AXT and Customer B is in compliance and the provision for bad debts is sufficient in 2018, and differences compared with comparable companies in the same industry and relevant reasons

(1) Whether no provision for bad debts for AXT and Customer B is in compliance and the provision for bad debts is sufficient in 2018

On December 31, 2018, the Issuer still applied the Accounting Standard for Business Enterprises No. 22 — Recognition and Measurement of Financial Instruments (Cai Kuai [2006] No. 3) (hereinafter referred to as the “Former Standards for Financial Instruments”). According to Article 40 of the above standards, enterprises shall check the carrying amount of financial assets other than those measured at fair value and its balance is included in current profits and losses on the balance sheet date, and if there is any evidence showing that the financial assets are impaired, provision for impairment shall be done.

After comprehensively and cautiously evaluating the customer’s market position,

shareholder’s background, credit status, business cooperation history, payment situation, business environment and other factors, the Issuer believed that AXT and Customer B had no signs of impairment, and no provision for bad debts should be made. The details are as follows:

1) AXT is a NASDAQ listed company with sound credit. As both the customer and supplier of the Issuer, it has been a partner for many years. As of December 31, 2018, the amount payable to AXT by the Issuer is far greater than the amount of receivables from AXT, and both parties have communicated about the payment plan for such gap, which will be fully recovered after due date.

2) Customer B, a partner of the Company for over 20 years, boasts a favorable business performance, with a sales scale of RMB100 billion, a registered capital of RMB20 billion and a high credit rating, awarded a credit rating of AAA by China Lianhe Credit Rating Co., Ltd., all receivables from whom as of December 31 have been fully recovered after the due date.

From January 1, 2019, the Issuer started to apply the Accounting Standard for Business Enterprises No. 22 — Recognition and Measurement of Financial Instruments (Cai Kuai [2017] No. 7) (hereinafter referred to as the “New Standards of Financial Instruments”). Taking into consideration the expected credit risk, for receivables, the Issuer first separates the receivables with significant amounts for impairment tests. The accounts receivable that has not been impaired after tests (including accounts receivable with significant and insignificant amounts), is included in the accounts receivable portfolio with similar credit risk characteristics for further impairment tests. According to the Certain Questions and Answers on IPO Business issued by China Securities Regulatory Commission, it is necessary to consider the expected credit risk instead of excluding the provision for bad debts on the grounds that the defaulting party is a related party customer, a high-quality customer or a customer regarding government projects. The Issuer categorizes the customers with accounts receivable as low-risk, medium-risk and high-risk customers, and therefore classifies it as a low-risk customer based on the above analysis of various dimensions of AXT and Customer B. Customers with a history of disputes or potential disputes or signs of bankruptcy are classified as high-

risk customers, while other customers are classified as medium-risk customers. Depending on different risk categories, the expected default rate was taken into account, and the expected credit loss is accrued. As a result, the amounts due from AXT and Customer B have been accrued for expected credit losses accordingly since January 1, 2019.

To sum up, no provision for bad debts for AXT and Customer B at the end of 2018 was in line with the Former Standards for Financial Instruments. The receivables from AXT and Customer B have been recovered at the end of 2018. Since January 1, 2019, the Issuer has accrued impairment for the above customers according to the new standards for financial instruments, with sufficient provision for bad debts.

(2) Differences compared with comparable companies in the same industry

At the end of each period of the reporting period, the proportions of provision for bad debts of the Issuer and comparable companies in the same industry based on the combination of credit risk characteristics in the expected credit loss model are as follows:

Comparable companies in the same industry	At the end of 2021	At the end of 2020	At the end of 2019
SICC	5.00%	5.00%	5.00%
NSIG	Undisclosed	0.73%	1.17%
Issuer	0.65%	0.43%	0.72%

Note: The data on SICC and NSIG are sourced from their annual reports and prospectuses.

The Issuer’s overall expected credit loss rate is consistent with the historical bad debt loss rate, and meanwhile it is close to that of NSIG and lower than that of SICC. The Issuer is more related to NSIG in terms of customer base and concentration. After excluding AXT, the Issuer’s revenue from the top five customers of NSIG accounts for less than 30% of the total, with a certain proportion of overseas customers. However, the Issuer’s revenue from the top five customers of SICC accounts for more than 80% of the total, mainly including Chinese customers, with some jeweler customers.

According to the above standard, the Issuer categorizes its customers as low-risk customers, medium-risk customers and high-risk customers. Appraisers adopt the credit rating to calculate ECL for low-risk customers, and the default rate of AAA bond rating of Brilliance Ratings as the historical default rate. The migration rate model is used to calculate ECL for medium-risk customers. The migration rate model is constructed according to the average migration of accounts receivable in the past three fiscal years so as to get the historical default rate. Then, calculate the expected default rate = historical default rate × prospective adjustments × discount coefficient.

To sum up, the Issuer has conducted provision for bad debts for accounts receivable according to its own actual condition. Its overall expected credit loss rate is close to that of NSIG and lower than that of SICC, which is mainly due to different customer structure, end-user market environment, customer distribution and so forth, and therefore it is reasonable.

II. Intermediaries’ verification procedure

(I) Verification procedure

In response to the above matters, the Sponsor and the Reporting Accountant have performed the following verification procedures:

1. Taking into account the revenue, analyze the reasons and rationality of the rapid growth of accounts receivable balance, bills receivable and the amount financed of accounts receivable at the end of each period of the reporting period. Acquire the sales contracts signed by the Issuer and major customers, check the credit policies agreed in the contracts, and analyze whether there are any changes in the credit policies for major customers within the reporting period;

2. Refer to the Law of the People’s Republic of China on Negotiable Instruments, Accounting Standard for Business Enterprises No. 23 — Transfer of Financial Assets, Accounting Standard for Business Enterprises No. 23 — Transfer of Financial Assets (Application Guide), Case Analysis of Listed Companies Implementing Accounting Standard for Business Enterprises (2020) and other documents, and check whether the bills receivable that have been derecognized at the end of each period of the reporting period meet the derecognition requirements of Accounting Standard for Business Enterprises；

3. Obtain the details of the memorandum book of bills receivable within the reporting period, check the information such as the drawer, the previous signer, and the term and type of the bill, count the bills receivable received and endorsed within the reporting period and the major customers of the previous signer, and check the endorsement records and accounting treatment;

4. Conduct sampling inspection of large-amount guarantee deposits and other items in other receivables, check the reasons for their formation, check relevant guarantee contracts, deposit payment vouchers and other related documents, and recheck the rationality of the amount;

5. Obtain the aging schedule of the Issuer’s accounts receivable within the reporting period and the schedule of payment after due date, and analyze the risk of recovering accounts receivable and whether the provision for bad debts is sufficient. Acquire the details of the Issuer’s single provision for bad debts within the reporting period, and analyze the reasons and rationality. Check the policy of provision for bad debts of accounts receivable of comparable companies in the same industry, and compare and analyze whether there is significant difference between the policy of provision for bad debts of accounts receivable of the Issuer and that of comparable companies in the same industry;

6. Refer to the Accounting Standard for Business Enterprises No. 22 — Recognition and Measurement of Financial Instruments (Cai Kuai [2006] No. 3) and the Accounting Standard for Business Enterprises No. 22 — Recognition and Measurement of Financial Instruments (Cai Kuai [2017] No. 7);

7. Interview the Issuer’s finance chief, understand and evaluate the design effectiveness of its internal control on the recognition of accounts receivable, and test the operational effectiveness of key controls;

8. Confirm the balance of accounts receivable of the Issuer at the end of each period of the reporting period by letter; spot check related sales contracts, invoices, payment receipts and other supporting documents for inspection;

9. Review the rationality of the Issuer’s expected credit loss model with the support of the internal valuation experts of the Reporting Accountant, make recalculation based on the model and compare with the results of the Issuer;

10. Interview the Issuer’s major customers within the reporting period, obtain the credit reports of major overseas customers, basic information of Chinese customers and relevant public information through public channels, confirm the transactions between both parties, and pay attention to and analyze the customer’s industry status, credit status, business status, etc.

(II) Verification opinions

Upon verification, the Reporting Accountant believes that:

1. The increase of accounts receivable balance is mainly due to the increase of revenue. The ending balance of accounts receivable matches the Issuer’s sales scale and therefore it is reasonable. Based on the business exchange between AXT and the Issuer, by working more closely with the customer, the Issuer gave the customer certain buffer time in handling matters such as contract management and fund audit, so as to complete the business exchange as soon as possible. On the other hand, in order to maintain the sustained and sound business growth between the Issuer and its customer, the Issuer appropriately extended the credit period for Osram and Landmark Optoelectronics. Within the reporting period, the Issuer’s credit policy for major customers remained unchanged, and the Issuer did not loosen its credit policy to stimulate sales;

2. Within the reporting period, the customer has no financing discount of bills receivable and accounts receivable. Relevant accounting treatments such as endorsement and derecognition of bills receivable and financing of accounts receivable comply with the provisions of Accounting Standard for Business Enterprises;

3. During the reporting period, the Company was not subject to conversion of bills receivable into accounts receivable due to any dishonoring of the former at maturity;

4. The guarantee deposits and other amounts of other receivables match related items and therefore it is reasonable;

5. The Issuer’s bad-debt provision policy is in line with its own business characteristics and the historical receipts from customers. During the reporting period, accounts receivable were collected in a timely manner with sufficient bad-debt provisions having been made.

Q14. Non-current assets

14.2

At the end of each period of the reporting period, the carrying amount of the construction in progress of the Issuer was RMB203,530,400, RMB332,609,300, RMB122,638,000 and RMB158,570,900.

The Issuer is required to explain: the composition of the construction in progress, intended purposes, construction period, schedule and estimated time required to transfer to fixed assets.

The Sponsor and the Reporting Accountant are required to explain the procedures, basis and conclusion of the verification performed on the construction in progress and the relevant payments.

Reply:

I. Explanation from the Issuer

The composition of the construction in progress, budget, ending book value, intended purposes, construction period, schedule and estimated time required to transfer to fixed assets on the part of the Company are outlined as below:

Project	Intended purpose	Budget	End of 2021	End of 2020	End of 2019	Construction period	Time required to transfer to fixed assets	Construction progress by the end of 2021

GaAs crystal synthesis and growth and wafer processing expansion project	Expansion of 2~6-inch GaAs crystal and substrate production workshop and supporting facilities	4,692.54	-	232.17	655.07	36 months	2021.3	Completed
InP crystal growth and wafer processing and production expansion project	Expansion of 2~4-inch InP crystal and substrate production workshop and supporting facilities	6,968.14	781.85	1,828.96	882.95	51 months	2022.12	78.77%
Single crystal wafer and related semiconductor material production project	Expansion of 2~4-inch GaAs substrate production workshop and supporting facilities	24,232.45	996.97	1,126.61	15,166.41	48 months	2022.5	72.41%
PBN product project II	Production workshop and supporting facilities of Tianjin Boyu for PBN crucible and other materials	7,233.00	909.11	695.50	1,101.43	48 months	2022.6	66.85%
GaAs crystal semiconductor material production project	Expansion of 2~6-inch GaAs crystal and substrate production workshop and supporting facilities	19,263.18	5,023.19	2,708.21	9,548.78	48 months	2022.6	80.00%

InP single crystal wafer production project	2~4-inch InP substrate production workshop and supporting facilities	3,475.71	2,264.51	1,616.98	1,340.67	60 months	2022.12	86.11%
High-purity semiconductor preliminary material production project	Production workshop and supporting facilities for high-purity gallium and other materials	7,692.70	3,018.03	2,565.94	138.80	36 months	2022.5	92.79%
High-purity arsenic project	High-purity arsenic production workshop, supporting facilities and administrative building	9,242.83	5,428.89	-	-	15 months	2022.10	58.74%
Other	-	-	3,460.66	1,489.42	4,426.82	-	-	-
Total	-	-	21,883.21	12,263.79	33,260.93	-	-	-

II. The Sponsor and the Reporting Accountant are required to explain the procedures, basis and conclusion of the verification performed on the construction in progress and the relevant payments.

(I) Verification procedure

In response to the above matters, the Sponsor and the Reporting Accountant have performed the following verification procedures:

1. Review the detailed account of the construction in progress and the list of the construction in progress transferred to fixed assets, examine the original vouchers and payment bills of relevant equipment and projects randomly, and match them with equipment procurement contracts, construction contracts, invoices and other materials;

2. Review the budget documents of construction in progress, accounting policy applicable for construction in progress, project contracts, invoices and relevant documents, and examine the delivery, handover and completion of construction in progress etc.;

3. Pay a site visit and make a survey at the site of the construction in progress, and pay attention to the completion of construction in progress as well as any damage or idleness; examine whether the completed construction in progress has not been transferred to fixed assets;

4. Inquire and interview some of the suppliers, review the bank statement of the controlling shareholders, directors, supervisors, senior management, sale and procurement manager, staff playing a leading role in the finance, sale and procurement management to identify associated relationship and any payment made to or received from suppliers;

5. Obtain all bank statements of the Issuer for the reporting period; review the inflow and outflow with a large amount in the bank statement of the Issuer and verify the business background for such large-amount inflow and outflow to make sure it matches the expenditures of the construction in progress of the Issuer; pay attention to the transaction records between the Issuer and its affiliates and inquire the Issuer about the business background of such transaction and verify whether its affiliates make payment to the suppliers on behalf of the Issuer or not.

(II) Verification opinions

Upon verification, the Reporting Accountant believes that the accounting of the construction in progress during the reporting period by the Company is complete, authentic and accurate and the payments made during this period are authentic and accurate.

Q15. R&D Expenses

According to the Prospectus, at the end of each year during the reporting period, the Issuer’s R&D expenses amounted to RMB27,075,400, RMB26,826,400, RMB45,108,200 and RMB38,496,400, respectively, among which the amount of raw materials and finished goods consumed was RMB11,375,800, RMB12,136,000, RMB17,732,200 and RMB12,318,100 respectively.

The Issuer is required to explain: (1) the internal control system of R&D expenses, and the rationality and accuracy of the allocation among R&D expenses, operating costs and other period expenses; (2) the basis for assignment and management system of R&D staff during the reporting period; (3) the specific accounting items for raw materials and finished products consumed, the final destination of the results or related materials and finished products developed, and the accounting treatment method therefor; (4) the analysis of the reasons for the differences between the R&D expenses and the super deduction therefor under tax declaration.

The Sponsor and the Reporting Accountant are required to make verification and give express comments.

Reply:

I. Explanation from the Issuer

(I) Internal control system of R&D expenses, and rationality and accuracy of the allocation among R&D expenses, operating costs and other period expenses;

1. Internal control system of R&D expenses

The Measures for the Administration of R&D Projects, the Financial Management System – R&D Expense Accounting System and other R&D-related internal control regulations were formulated and implemented by the Company with a view to enhancing and refining the management of R&D processes and R&D expenses. The Company has set out the scope of accounting for R&D expenses and regulated R&D activities including project approval, project progress follow-up and project acceptance in accordance with applicable provisions of the Accounting Standard for Business Enterprises and the Guidelines for the Administration of the Recognition of High- and New-Technology Enterprises.

The Finance Department of the Company has managed to ensure timely, accurate and complete recognition of various R&D expenses by establishing a separate accounting system for R&D expenses, setting up accounting items corresponding to R&D activities to account for the R&D expenses actually incurred, and establishing a ledger to recognize the expenses under R&D projects.

During the reporting period, the Company carried out R&D activities by relying on its relatively comprehensive internal controls for the accounting of various R&D expenses, and sound implementation thereof, in strict accordance with its internal control system regarding R&D.

2. Rationality and accuracy of the allocation among R&D expenses, operating costs and other period expenses

During the reporting period, the Company set out the scope of accounting for R&D expenses in accordance with applicable provisions of the Accounting Standard for Business Enterprises and the Financial Management System – R&D Expense Accounting System, among others. Such R&D expenses mainly consist of employee compensation, raw materials and finished goods consumed, depreciation and amortization, utility bills, share-based payments and other expenses directly related to R&D activities. The specific scope of accounting is as follows:

(1) Employee compensation: such labor costs as the salaries, bonuses, social insurance premiums and housing provident fund of the Company’s R&D staff; the compensation of R&D staff was classified as per R&D projects;

(2) Raw materials and finished goods consumed: the cost of raw materials and finished goods directly invested in R&D activities due to R&D demand;

(3) Depreciation and amortization: The R&D Department was provided with separate office space, and the depreciation of housings and buildings was apportioned based on the area of the office space; the depreciation of R&D equipment related to R&D activities was also included in R&D expenses;

(4) Utility bills: the cost of water and electricity used for R&D activities;

(5) Share-based payment: the amount of share-based payment corresponding to the participation of R&D staff in employee stock ownership platform, employee option incentive plan and controlling shareholder’s equity incentive plan.

In addition to the above-mentioned expenses, such costs of demonstration, evaluation, acceptance and assessment of R&D results as well as the application fees, registration fees and agency fees for intellectual property rights and other expenses directly related to R&D activities, such as travel expenses and office expenses incurred by R&D staff for R&D activities, are also covered in the calculation of R&D expenses.

When the above-mentioned expenses were actually incurred, the Finance Department would determine whether to include the expenses so actually incurred in R&D expenses based on the scope and criteria of R&D expenses, and then credit the same into R&D expenses after checking against supporting documents corresponding to the amount of such R&D expenses. Those expenses that may be directly attributed to R&D projects or a certain department would be directly recognized as an expense; those indirect expenses or those expenses that may not be directly attributed to a certain project would be apportioned according to the working hours and workload of the corresponding R&D staff.

In conclusion, the Issuer’s R&D expenses were clearly accounted for and there was no unreasonable or inaccurate allocation among R&D expenses, operating costs and other period expenses.

(II) Basis for assignment and management system of R&D staff during the reporting period;

The Measures for the Administration of R&D Projects and the Regulations on the Management of R&D Staff have been formulated for the purpose of achieving effective management of R&D staff, which cover, among other things, the rights and obligations of R&D staff, the management of R&D tasks of R&D staff, the management of R&D results of R&D staff and the confidentiality obligations of R&D staff.

A dedicated R&D Department was set up by the Company, and the R&D staff were mainly responsible for the following (including without limitation): 1. the development of new technologies and new products to meet the market and customer demand for new products or new specifications; 2. continuous improvement and optimization of the existing process to improve the stability of the product processing process and production efficiency, reduce the costs and improve the production environment , etc.; 3. processing operation and process confirmation of R&D products, quality data collection and processing of R&D product processing process, and maintenance of R&D product processing equipment; 4. the provision of back-end technical support for downstream customers. At the time of applying for the approval of a R&D project, the participants of the R&D project and the expected duration of the R&D project would be specifically indicated, and such participants would directly be involved in the R&D activities.

The R&D staff of the Company were assigned on a reasonable basis, and properly classified for the accounting purpose. The R&D staff can be assigned accurately among various R&D projects, and there was no false increase or improper classification of R&D staff within the Company.

(III) Specific accounting items for raw materials and finished products consumed, final destination of the results or related materials and finished products developed, and accounting treatment method therefor;

The amounts of raw materials and finished goods consumed by the Company for R&D activities during the reporting period were as follows:

In RMB0’000

Item	2021	2020	2019
Raw materials and finished goods consumed	2,894.58	1,773.22	1,213.60

The raw materials consumed under the Company’s R&D expenses mainly referred to raw materials for R&D activities, including, among others, high-purity arsenic, high-purity gallium, InP polycrystal, boron trichloride and quartz materials, as well as chemical reagents, liquid nitrogen, materials for grinding, slicing and polishing and crucibles for long crystals. The specific accounting item of finished goods requisitioned during R&D process was mainly the PBN crucibles received by Beijing Boyu, a subsidiary of the Company, for R&D activities. The raw materials and finished goods consumed by the Company for R&D projects mainly aimed at upgrading and improving the Company’s existing production processes, or developing new products and technologies, etc..

The R&D samples sent to customers for free during the R&D process are mainly samples of trial production in the R&D process. The purpose of the free samples is to allow end-user customers to give feedback on the company by using the R&D samples, which can help the company better achieve its R&D goals. Since such R&D samples do not meet the conditions for external sales and are trial production samples only, their purpose is to obtain production performance parameters of the samples, so that continuous optimization and improvement may be carried out subsequently. Therefore, the Company does not carry over such cost from the R&D expenses, which, instead, is accrued to the R&D expenses as incurred.

The raw materials for R&D activities and the finished products mainly ended up being consumed during R&D activities, and then released to customers free of charge or sold in the form of R&D samples, or taken as wastes.

The value of the R&D samples formed during the R&D process that can be sold to the public was accounted for based on the costs incurred during the R&D period and carried forward to the inventory for accounting; when the samples were sold to the public, the corresponding cost was carried forward and the corresponding selling revenue was recorded.

During the reporting period, the amount of the external sales revenues and carry-over cost of the R&D samples is as follows:

Unit: RMB0’000

Item	2021	2020	2019
Sales revenues from R&D samples	161.78	27.60	4.73
Carry-over cost for the sales of R&D samples	79.07	45.27	4.56

(IV) Analysis of the reasons for the differences between the R&D expenses and the super deduction therefor under tax declaration;

During the reporting period, the amount of R&D expenses presented in the Company’s reporting statements referred to the various expenses incurred during R&D process that were calculated and recognized as per R&D projects based on the Company’s judgment over actual situation of R&D projects and in accordance with the Accounting Standard for Business Enterprises and the Certain Opinions of the Ministry of Finance on Strengthening the Financial Management of R&D Expenses by Enterprises (Cai Qi [2007] No. 194).

The R&D expenses qualifying for super deduction under tax declaration were prepared in accordance with the Circular on Improving the Policy on Pre-tax Super Deduction of Research and Development Expenses (Cai Shui [2015] No. 119), the Announcement on Issues Relating to the Policy on the Pre-tax Super Deduction of the Research and Development Expenses of Enterprises (STA Announcement [2015] No. 97), the Announcement on Issues Relating to the Scope of Pre-tax Super Deduction of Research and Development Expenses (Announcement [2017] No. 40), the Announcement of the Ministry of Finance, the State Taxation Administration and the Ministry of Science and Technology on Increasing the Ratio of Pre-tax Super Deduction of Research and Development Expenses (Cai Shui [2018] No. 99) and other norms.

There were some differences between R&D expenses and super deductions thereof due to inconsistent calibers, which were attributed to accounting and taxation nature respectively. The amounts of differences between R&D expenses and super deductions thereof under tax declaration of the Company for 2019 and 2020 were shown as follows:

In RMB0’000

Item	2020	2019
R&D expenses presented in the reporting financial statements	4,510.82	2,682.64
R&D expenses for super deductions	4,154.98	2,413.14
Total difference	355.84	269.50
1. Super deductions not declared by certain subsidiaries	169.15	162.72
2. Effect of offsetting related party transactions in consolidated statements	71.67	16.21
3. Share-based payment without super deductions	38.33	31.09

4. Building depreciation	18.66	12.70
5. Others	58.03	46.78

1. Super deductions not declared by certain subsidiaries

In 2019 and 2020, due to negative pre-tax profit or loss to offset on the part of some subsidiaries, the Company did not declare super deductions for their R&D expenses in the corresponding years for the sake of prudence.

2. Effect of offsetting related transactions in the consolidated financial statements

The Company maintained upstream and downstream synergistic production relationship with its subsidiaries, and purchased or sold some raw materials internally, certain of which were applied to R&D activities. Such related transactions were offset by the Company at the time of preparing the consolidated statements. R&D expenses reflected in the consolidated statements were measured at the ultimate purchasing cost of relevant raw materials, while the single company included the actual purchasing price under internal transactions into R&D expenses and applied for super deductions thereof, resulting in the differences between the R&D expenses and the super deduction therefor under tax declaration.

3. Share-based payment without super deductions

No super deduction was declared by the Company for the amount of share-based payment corresponding to the participation of R&D staff in employee stock ownership platform, employee option incentive plan and controlling shareholder's equity incentive plan.

4. Building depreciation adjustment

In accordance with Item (1) of Article 1 of Cai Shui [2015] No. 119, the R&D expenses allowed for super deductions shall include depreciation expenses of instrument and equipment used for R&D activities. During the reporting period, the adjustment amounts of building depreciation for 2019 and 2020 were RMB127,000 and RMB186,600 respectively after excluding the depreciation expenses of housings, buildings, electronic equipment, etc. that were not the instrument and equipment used for R&D activities as stipulated by tax laws.

5. Others

The Company didn’t subject other expenses directly related to the Company’s R&D activities, such as costs of spare parts for process improvement of R&D projects, office expenses, travel expenses and other public expenses for R&D projects, to super deductions.

II. Intermediaries’ verification procedure

(I) Verification procedure

In response to the foregoing, the Sponsor and the Reporting Accountant have implemented the following verification procedures:

1. Review the internal control documents of the Issuer concerning R&D expenses, and assess the effectiveness of the implementation thereof;

2. Review various systems of the Issuer governing R&D management, and have access to and examine the documents and information relating to major R&D projects of the Issuer during the reporting period, such as project approval forms, project completion reports, patent certificates and R&D project management practices;

3. Interview the person in charge of the R&D Department and the person in charge of the Finance Department to have a knowledge of the requisition process of R&D materials, the final destination of R&D materials requisitioned and the disposal of R&D residuals, scraps and samples, and verify the compliance of the relevant accounting treatment with applicable provisions of the Accounting Standard for Business Enterprises;

4. Check the itemized statement of R&D expenses, randomly check the employees’ payroll list and the bank slips thereof, have a knowledge of the composition and appointment or removal of R&D staff, and learn about their average salary level and the issuance thereof;

5. Obtain the details of raw materials and finished goods consumed, utility bills, share-based payment and other expenses under R&D projects, randomly check the material requisition forms, application for expenses, approval letters, invoices and payment vouchers, and verify the authenticity of the expenses and the accuracy of the expense recognition;

6. Obtain and double-check the depreciation and amortization computation lists of laboratory fixed assets machinery and equipment, office equipment and software intended for R&D;

7. Obtain the income tax computation and payment report of the Issuer for the reporting period, review the regulations on super deduction for R&D expenses and the scope of R&D expenses eligible for pre-tax super deduction, and make an alignment with R&D expenses.

(II) Verification opinions

Upon verification, the Reporting Accountant believes that the internal control system of R&D expenses of the Company is reasonably designed and effectively implemented during the reporting period, that the R&D expenses of the Company are accurately recognized on an actual basis, and that the R&D expenses are calculated, apportioned, and measured in an accurate manner.

Q17. Share-based Payment

According to the submissions, 1) in 2015, AXT, the controlling shareholder of the Company, granted employees of the Company AXT’s stock options and restricted stocks, and during the reporting period, the Company confirmed that the corresponding amount of share-based payment is RMB1,710,900, RMB2,304,100, RMB2,783,700 and RMB3,320,100 respectively; 2) in 2020, the Issuer set up an employee stock ownership platform, and from January to June 2021, the Company confirmed that the share-based payment is RMB1,511,300; 3) in 2021, the Company granted employees of option incentives, and there was no relevant accounting treatment resulting from the share-based payment; 4) in December 2020, AXT, Jinchao Business Management, Beijing Bomeilian, Zhongke Hengye, Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang and Boyu Hengye contributed to the Company’s capital increase at the price of RMB1.32 per share, and the Company’s executives GUO Tao, HAO Ze and WANG Yuxin respectively held the property shares of Jinchao Business Management and Beijing Liaoyan.

The Issuer is required to explain: (1) the specific content and implementation of equity incentive and related arrangements that have been formulated or implemented, measurement method of fair value, determination basis of vesting period, calculation process of share-based payment, and whether the relevant accounting treatment conforms to the provisions of the Accounting Standards for Business Enterprises; (2) accounting treatment by the controlling shareholder and the Issuer of the stock options and restricted stocks granted by AXT, the controlling shareholder, to employees of the Issuer, whether any incentivized employee held a position in the controlling shareholder or its subsidiary and the Issuer concurrently, and if yes, how to amortize the share-based payment; (3) positions of shareholders having contributed to the capital increase in the Company in December 2020, whether it constitutes share-based payment and the basis; (4) basis and accuracy of amortization of share-based payment among costs and expenses.

The Sponsor and the Reporting Accountant are required to verify and give opinions.

Reply:

I. Explanations from the Issuer

(I) Specific content and implementation of equity incentive and related arrangements that have been formulated or implemented, measurement method of fair value, determination basis of vesting period, calculation process of share-based payment, and whether the relevant accounting treatment conforms to the provisions of the Accounting Standards for Business Enterprises;

1. Employee stock ownership platforms

(1) Specific content and implementation

On December 25, 2020, the Company granted equity interest to a total of 54 employees through four employee stock ownership platforms: Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang and Boyu Hengye. The employee stock ownership platforms become shareholders of the Company through capital increase;

In January 2022, MENG Fanwei, an incentive grantee of Boyu Yingchuang, and XI Jianhui, an incentive grantee of Boyu Hengye, resigned, and their shares (MENG Fanwei’s contribution to Boyu Yingchuang is RMB90,000, accounting for 31.0345%; XI Jianhui’s contribution to Boyu Hengye is RMB90,000, accounting for 10.7143%) were transferred to the employees WANG Xin and WANG Junyong respectively.

(2) Measurement method of fair value

As to the fair value regarding the employee stock ownership platform, taking the capital increase price for external investors introduced in January 2021 as a reference, the Company employed Shanghai PG Advisory Co., Ltd. for appraisal who has issued the consulting report P2021-1231, according to which the fair value per registered capital share was evaluated as RMB4.08. The specific calculation process is as follows:

In accordance with the Capital Increase Agreement and Supplementary Agreement executed by Beijing Tongmei and another 13 organizations including Haitong New Driving Force on November 13, 2020: 1) The capital increase price is RMB5.03 per share; 2) if Beijing Tongmei is not listed on the exchange by December 31, 2022, AXT needs to repurchase shares at the request of the share subscriber, and the repurchase commitment can be deemed as a put option. Shanghai PG Advisory Co., Ltd. has evaluated the option based on the Black-Scholes model, with the following main parameters:

1) Exercise probability, i.e., the probability that the issuer fails to go public on December 31, 2022: 50%;

2) Exercise price: RMB5.03 per share;

3) Option validity period: From November 13, 2020 to December 31, 2022;

4) Risk-free interest rate: Based on the yield rate of the bonds on the benchmark date of assessment on the maturity date of Chinese government bonds. In the event that the exit event occurs less than one year ago, the yield rate with the same maturity period will be calculated by applying the interpolation method to Chinese government bonds;

5) Volatility: Based on the average value of historical stock price volatility of comparable companies with the same maturity period.

By substituting the foregoing parameters into the Black-Scholes model, it is estimated that the fair value of the put option is RMB0.95 per share, and then the fair value per unit of registered capital = 5.03-0.95 = RMB4.08 per share.

(3) Determination basis of vesting period

According to Article 18 of the Measures for Administration of Employee Stock Ownership of Beijing Tongmei Xtal Technology Limited, “The service period is 36 months from the date when an employee acquires the equity interest/property share of the employee stock ownership platform”. The share-based payment confirmed by the employee stock ownership platform established by the Company will be amortized over 3 years.

(4) Calculation process of share-based payment

The calculation process of share-based payment of the employee stock ownership platforms in 2021 is as follows:

Item	Formula	Executives	Employees
Total shares (10,000 shares)	A	25.79	302.59
Fair value per share (RMB/share)	B	4.08	4.08
Cash consideration per share (RMB/share)	C	1.32	1.32
Estimated employee turnover rate	D	0.00%	9.00%
Vesting period (year)	E	3	3
Period from grant date to December 31, 2021 (year)	F	1	1
First instalment confirmed (RMB0’000)	G=A*(B-C)*(1-D)*(F/E)	23.74	253.46
Expected shares invalid due to separation (10,000 shares)	H	-	13.65
Expected share-based payment back after separation (RMB0’000)	I=H*G/A	-	11.44
Share-based payment confirmed in 2021 (RMB0’000)	J=G-I	23.74	242.02

2. Option incentive

(1) Specific content and implementation

In November 2021, the Company granted 7,302,036 stock options to a total of 171 employees, including the Company’s directors and executives, as well as the Company’s core management, core technical personnel and core business personnel, but excluding independent directors and supervisors.

Vesting period and exercise arrangement: according to relevant provisions of the 2021 Stock Option Incentive Plan of Beijing Tongmei Xtal Technology Co., Ltd., the vesting period is 36 months commencing from the date of granting stock options. During the vesting period, the stock options granted to the incentive grantees under this Plan shall not be exercised. The stock options will be exercised in two batches upon expiry of 36 months after such options are granted. The percentage of options available for exercise with respect to each batch is 1/2 and 1/2 of the total amount of stock options granted. The stock options granted to the incentive grantees shall not be exercised before the Company’s successful offering and listing.

Exercise price: according to the 2021 Stock Option Incentive Plan of Beijing Tongmei Xtal Technology Co., Ltd., the exercise price of the Incentive Plan is determined based on the transaction price of the most recent capital increase made by investors in Beijing Tongmei, and the exercise price is RMB5.03 per share.

Lock-up period and arrangement: incentive grantees shall not reduce their holdings within 3 years from the date on which the stocks are acquired from the exercise of the options after the Company is listed; after the expiration of the lock-up period, incentive grantees shall comply with the provisions with respect to the reduction of holdings by the Company’s directors, supervisors and executives on a mutatis mutandis basis, and shall abide by the then applicable laws, regulations, regulatory documents and the rules of the stock exchange where the Issuer is listed.

Up to now, incentive grantees MENG Fanwei (56,360 options granted) and LIU Lin (14,844 options granted) have left the Company; LIN Bin (21,560 options granted) and Dianna Huang (16,842 options granted) have voluntarily given up their options.

(2) Measurement method of fair value

For the fair value of equity interest under the option incentive plan, Shanghai PG Advisory Co., Ltd. employed by the Company appraised the fair value of the stock options granted on the grant date by adopting the binomial tree model and combining with the terms and conditions of stock option grant, and issued the consulting report P2021-1241.

(3) Determination basis of vesting period

According to Article 3 and Article 4, Chapter IV of the 2021 Stock Option Incentive Plan of Beijing Tongmei Xtal Technology Co., Ltd., “The vesting period is 36 months commencing from the date of granting stock options. During the vesting period, the stock options granted to the incentive grantees under this Plan shall not be exercised”; “The stock options will be exercised in two batches upon expiry of 36 months after such options are granted. The percentage of options available for exercise with respect to each batch is 1/2 and 1/2 of the total amount of stock options granted. Within the date on which applicable options are exercisable, subject to the fulfillment of the exercise conditions as stipulated in this Plan, an incentive grantee may exercise his/her granted stock options in two batches in accordance with the following table. The period available for the exercise of options is 12 months, and the starting date of the next exercise period shall not be earlier than the expiration date of the preceding exercise period, and should the exercise conditions of each batch of stock options have not been fulfilled, then the relevant rights and interests shall not be deferred to the next period”. Therefore, the options granted by the Company are exercised in two batches, and the vesting period varies with the exercise date. The vesting period of the two batches of options is confirmed to be 3 years and 4 years respectively, and the relevant share-based payment is amortized separately.

(4) Calculation process of share-based payment

In 2021, the calculation process for the share-based payment under the Company's option incentives is as follows:

Item	Formula	1st Batch		2nd Batch
		Executives	Employees	Executives	Employees

Total shares (10,000 shares)	A	43.70	321.40	43.70	321.40
Fair value per option (RMB/option)	B	1.39	1.37	1.53	1.51
Estimated employee turnover rate	C	0.00%	9.00%	0.00%	9.00%
Vesting period (month)	D	36	36	48	48
Period from grant date to December 31, 2021 (month)	E	2	2	2	2
First instalment confirmed (RMB0’000)	G=A*B* (1-C) *(E/D)	3.37	22.26	2.79	18.40
Expected shares invalid due to separation (10,000 shares)	H	-	5.48	-	5.48
Expected share-based payment back after separation (RMB0’000)	I=H*G/A	-	3.38	-	0.31
Share-based payment confirmed in 2021 (RMB0’000)	J=G-I	3.37	21.88	2.79	18.09

3. Whether the relevant accounting treatment conforms to the provisions of the Accounting Standards for Business Enterprises

According to Article 6, Chapter II of the Accounting Standards for Business Enterprises No. 11 - Share-based Payments: if such equity-settled share-based payment in exchange for services received from employees could not be exercised until the completion of services for a vesting period, or until the achievement of a specified performance condition, at each balance sheet date during the vesting period, the services received for the current period shall be recognized as related costs or expenses and capital reserve, at an amount equal to the fair value of the equity instruments at the grant date, based on the best estimate of the number of equity instruments expected to exercise. If, on the balance sheet date, subsequent information indicates that the number of equity instruments expected to exercise is different from that previously estimated, an adjustment shall be made to make it the number of equity instruments actually expected to exercise on the vesting date.

Since the stock options cannot be exercised on the grant date, there is no need for relevant accounting treatment as of that date. At each balance sheet date during the vesting period, the Company evaluated each batch of options separately, and recognized the services received for the current period as related costs or expenses and other capital reserves, at an amount equal to the fair value of the stock options at the grant date, based on the best estimate of the number of exercisable stock options. The above treatment principles are applicable to the employee stock ownership platform and the option incentive.

For the accounting treatment of the employees of the employee stock ownership platforms or the incentive grantees of options withdrawing from the employee stock ownership platforms and leaving during the reporting period, due to the vesting period stipulated for the Company’s grant, the originally confirmed share-based payment related to the employees who have withdrawn from the employee stock ownership platforms or left shall be charged back to offset the share-based payment for the current period when they withdrew from the employee stock ownership platforms or left.

In view of the above, the accounting treatment for the stock options by the Issuer conforms to the provisions of the Accounting Standards for Business Enterprises No. 11 - Share-based Payments.

(II) Accounting treatment by the controlling shareholder and the Issuer of the stock options and restricted stocks granted by AXT, the controlling shareholder, to employees of the Issuer, whether any incentivized employee held a position in the controlling shareholder or its subsidiary and the Issuer concurrently, and if yes, how to amortize the share-based payment;

1. Accounting treatment by the controlling shareholder of the stock options and restricted stocks granted

(1) Relevant rules in US GAAP

AXT, the controlling shareholder, is a NASDAQ-listed company in the United

States and is governed by US GAAP.

On the grant date, in accordance with provisions under FASB ASC 718-10-30-3, relevant transactions with share-based payment shall be measured at the fair value. The value of goods or services exchanged with share-based payment instruments shall be determined based on the fair value of the equity instruments granted on the grant date. Therefore, AXT adopts the Black-Scholes model to estimate the fair value of the stock options on each grant date. The fair value of the restricted stock on the grant date is determined by its closing price on the same day.

In subsequent amortization, the number and amortization period of the equity instruments that are finally exercisable is stipulated by US GAAP stipulates as follows:

1) Number of equity instruments to be amortized

It is stipulated under FASB ASC 718-10-35-3 that in order to determine the share-based payment that should be recognized in each financial reporting period, the accounting subject may choose to estimate the number of equity instruments that are finally exercisable or recognize their effect only when they become invalid. AXT chooses the former, by which means the estimated number of equity instruments that are actually exercisable in the end is adjusted based on subsequent information on each balance sheet date. In accordance with the stock options and restricted stock terms granted by AXT to employees of the Issuer, as AXT has granted a waiting period, in the event of employment separation of any employee during the waiting period, on each balance sheet date, AXT will adopt the historical separation rate and other reference factors, to re-estimate the number of equity instruments that are finally exercisable, and amortize the fair value of the equity instruments that are finally exercisable.

2) Amortization period

It is stipulated under FASB ASC 718-10-35-8 that when the equity instruments granted have and only have the condition for the service period of vesting in batches, the entity may choose to make share-based payment based on the service period of each batch of vested equity instruments. The expenses can also be amortized based on the longest service period of a batch. The equity instruments issued by AXT only have the service period condition. Therefore, AXT chooses to amortize the share-based payment based on the longest waiting period.

(2) Calculation process of the share-based payment for stock options and restricted stocks

During the reporting period, with regard to the stock options and restricted stocks granted by AXT, the controlling shareholder, to employees of the Issuer, AXT recognized share-based payments of RMB2.3041 million, RMB2.7837 million and RMB6.9109 million respectively. The specific calculation process is as follows:

1) Stock options

AXT granted the stock options to employees of the Issuer in November 2015, January 2016 and October 2016 respectively. The amortization and calculation processes of its share-based payment expenses in 2019 and 2020 are as follows:

Grant status	Grant date	-	November 2, 2015	January 4, 2016	October 28, 2016
	Number (0’000 shares)	A	8.20	0.80	10.70
	Fair value on the grant date (USD/share)	B	0.90	1.01	1.95
	Total number of days of amortization	C	1,461	1,461	1,461
2019	Number of days of amortization in 2019	D	306	365	365
	Amount of reversal of share-based payment due to employment separation in 2019 (USD0’000)	E	-	-	0.19
	Amount of amortization in 2019 (USD0’000)	F=A*B*(D/C)-E	1.54	0.20	5.02
2020	Number of days of amortization in 2020	G	-	4	302
	Amount of reversal of share-based payment due to employment separation in 2020 (USD0’000)	H	-	-	0.15
	Amount of amortization in 2020 (USD0’000)	I==A*B*(G/C)-H	-	0.002	4.16

Note: As of December 31, 2020, the stock option expenses have been fully amortized.

2) Restricted stock

AXT has granted restricted shares to employees of the Issuer in batches since 2017. The amortization and calculation processes of its share-based payment expenses during the reporting period is as follows:

① 2019 and 2020

Grant status	Grant year	-	2017	2018	2019	2020
	Number (0’000 shares)	A	6.60	7.77	7.94	17.29
	Fair value on the grant date (USD/share)	B	9.50	5.89	3.04-3.06	4.76-10.24
	Total number of days of amortization	C	1,461	1,461	1,461	1,341-1,461
2019	Number of days of amortization in 2019	D	365	365	41-55	-
	Amount of reversal of share-based payment due to employment separation in 2019 (USD0’000)	E	1.07	0.27	-
	Amount of amortization in 2019 (USD0’000)	F=A*B*(D/C)-E	14.59	11.16	0.91	-
2020	Number of days of amortization in 2020	G	366	366	366	14-163
	Amount of reversal of share-based payment due to employment separation in 2020 (USD0’000)	H	1.07	0.30	0.06	-
	Amount of amortization in 2020 (USD0’000)	I==A*B*(G/C)-H	14.63	11.16	6.02	4.38

② 2021

From March 2021, relevant personnel of AXT were transferred to AXT-Tongmei along with the business, and the expenses for the restricted stocks granted to them were also assumed by the Issuer. The scope of restricted stocks assumed by the issuer has been significantly expanded. For the convenience of presentation, amortization for 2021 is presented separately. Meanwhile, since there are a lot of batches of restricted stocks granted, to avoid lengthy presentation, multiple batches of restricted stocks granted in the same year are consolidated in the form of ranges. Details are as follows:

Grant year	-	2017	2018	2019	2020	2021
Number (0’000 shares)	A	19.56	18.29	29.95	31.20	12.53
Fair value on the grant date (USD/share)	B	8.65-9.50	5.89	3.04-5.55	4.00-10.24	7.88-10.03
Total number of days of amortization	C	1378-1,461	1,461	1,461-1470	1,341-1,461	1,419-1,461
Number of days of amortization in 2021	D	63-299	305-365	305-365	305-365	3-244
Amount of reversal of share-based payment due to	E	4.36	3.80	1.61	9.67	-

employment separation in 2021 (USD0’000)
Amount of amortization in 2021 (USD0’000)	F=A*B*(D/C)-E	24.35	20.56	23.01	33.36	6.05

Amortization results of the foregoing share-based payment expenses are summarized as follows:

Item	2021	2020	2019
Stock option expenses	-	4.16	6.76
Restricted stock expenses	107.33	36.19	26.66
Total (USD0’000)	107.33	40.35	33.42
Total (RMB0’000)	691.09	278.37	230.41

2. Accounting treatment by the Issuer of the stock options and restricted stocks granted

(1) The share-based payment is treated as equity settlement

According to Item II, Q7 of the Interpretation of Accounting Standards for Business Enterprises No. 4, if no settlement obligation is imposed on the enterprise receiving services or the enterprise’s equity instruments are granted to its staff, the share-based payment shall be treated as equity settlement; if any settlement obligation is imposed on the enterprise receiving services and the equity instruments of another enterprise subordinate to the group are granted to its staff, the share-based payment shall be treated as cash settlement.

AXT, the controlling shareholder, grants employees of the Issuer stock options and restricted stocks. The Issuer has no settlement obligation, so the share-based payment should be treated as equity settlement.

(2) Accounting treatment by the Issuer

According to Article 6, Chapter II of the Accounting Standards for Business Enterprises No. 11 - Share-based Payments: if such equity-settled share-based payment in exchange for services received from employees could not be exercised until the completion of services for a vesting period, or until the achievement of a specified performance condition, at each balance sheet date during the vesting period, the services received for the current period shall be recognized as related costs or expenses and capital reserve, at an amount equal to the fair value of the equity instruments at the grant date, based on the best estimate of the number of equity instruments expected to exercise. If, on the balance sheet date, subsequent information indicates that the number of equity instruments expected to exercise is different from that previously estimated, an adjustment shall be made to make it the number of equity instruments actually expected to exercise on the vesting date.

Since the stock options and restricted stocks cannot be exercised on the grant date, there is no need for relevant accounting treatment. At each balance sheet date during the vesting period, the Company evaluated each batch of stock options and restricted stocks separately, and recognized the services received for the current period as related costs or expenses and other capital reserves, at an amount equal to the fair value of the stock options at the grant date, based on the best estimate of the number of stock options expected to exercise.

For the accounting treatment of the incentive grantees of stock options and restricted stocks leaving during the reporting period, due to the vesting period stipulated for the controlling shareholder’s grant, the originally confirmed share-based payment related to the employees who have left shall be charged back to offset the share-based payment for the current period when they left.

During the reporting period, regarding the grant of stock options and restricted stocks by AXT, the controlling shareholder, to employees of the Issuer, the Issuer confirmed that the amount of share-based payment was RMB2,304,100, RMB2,783,700 and RMB6,910,900 respectively.

3. Whether any incentivized employee held a position in the controlling shareholder or its subsidiary and the Issuer concurrently, and if yes, how to amortize the share-based payment;

All the incentivized employees are employees of the Issuer, and there is no case where any incentivized employee held a position in the controlling shareholder or its subsidiary and the Issuer concurrently.

(III) Positions of shareholders having contributed to the capital increase in the Company in December 2020, whether it constitutes share-based payment and the basis

1. Positions of shareholders having contributed to the capital increase in the Company in December 2020

On December 25, 2020, Tongmei Limited held a shareholders’ meeting, agreeing to increase the Company’s registered capital from RMB301,106,668.53 to RMB820,960,319. The newly added registered capital comprises RMB516,569,800, which was subscribed by AXT, Jinchao Business Management, Beijing Bomeilian, and Zhongke Hengye in the form of equity, and RMB3,283,841, which was subscribed by Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang, and Boyu Hengye in the form of cash.

Except AXT as the controlling shareholder of the Company, the shareholding structure and positions of other shareholders having contributed to the capital increase in the Company are as follows:

(1) Jinchao Business Management

As of the date of this Reply, the property share structure of Jinchao Business Management is as follows:

Name of partner	Type of partner	Amount of capital contribution (RMB 0’000)	Percentage of capital contribution (%)	Company	Position
GUO Tao	Limited partner	41	15.0183	Beijing Tongmei	Director, Deputy General Manager
LU Qinjian	Limited partner	25	9.1575	Nanjing Jinmei	Deputy General Manager
XING Zhiguo	Limited partner	25	9.1575	Nanjing Jinmei	General Manager
YANG Guifang	Limited partner	12	4.3956	Nanjing Jinmei	Engineer in Charge

ZHANG Changping	Limited partner	12	4.3956	Nanjing Jinmei	Director
TANG Zhiguo	Limited partner	12	4.3956	Nanjing Jinmei	Director
WANG Yang	Limited partner	12	4.3956	Nanjing Jinmei	Director
QIU Caiyong	Limited partner	12	4.3956	Nanjing Jinmei	Director
LV Xueping	Limited partner	12	4.3956	Nanjing Jinmei	Vice Director
LIU Wenbing	Limited partner	12	4.3956	Nanjing Jinmei	Director
DU Wanyi	Limited partner	10	3.6630	Nanjing Jinmei	Vice Director
ZHANG Jiuyu	Limited partner	6	2.1978	Nanjing Jinmei	Section Chief
YU Yihai	Limited partner	6	2.1978	Nanjing Jinmei	Director Assistant
JIANG Jingfang	Limited partner	6	2.1978	Nanjing Jinmei	Director Assistant
DUAN Linlin	Limited partner	6	2.1978	Nanjing Jinmei	Director Assistant
DONG Baowu	Limited partner	6	2.1978	Nanjing Jinmei	Deputy Section Chief
QIAN Changjun	Limited partner	5	1.8315	Nanjing Jinmei	Section Chief
XIAO Aihong	Limited partner	5	1.8315	Nanjing Jinmei	Director Assistant

ZHENG Dan	Limited partner	5	1.8315	Nanjing Jinmei	Vice Director
JING Mingjuan	Limited partner	5	1.8315	Nanjing Jinmei	Director Assistant
JIANG Jun	Limited partner	5	1.8315	Nanjing Jinmei	Director
YE Bing	Limited partner	5	1.8315	Nanjing Jinmei	Deputy Section Chief
ZHANG Yubin	Limited partner	5	1.8315	Nanjing Jinmei	Vice Director
XU Shuangxi	Limited partner	5	1.8315	Nanjing Jinmei	Deputy Section Chief
LIU Xiaofei	Limited partner	5	1.8315	Nanjing Jinmei	Deputy Section Chief
CHONG Lei	Limited partner	5	1.8315	Nanjing Jinmei	Director Assistant
Nanjing Jinchao	General partner	8	2.9304	N/A	N/A
Total	-	273	100.00

(2) Zhongke Hengye

As of the date of this Reply, the property share structure of Zhongke Hengye is as follows:

Name of partner	Type of partner	Amount of capital contribution (RMB 0’000)	Percentage of capital contribution (%)	Company	Position
HE Junfang	Limited partner	1,580	79.00	Beijing Boyu	General Manager

Name of partner	Type of partner	Amount of capital contribution (RMB 0’000)	Percentage of capital contribution (%)	Company	Position
WANG Junyong	Limited partner	400	20.00	Beijing Boyu	Deputy General Manager
Zhongke Yingchuang (Beijing) Technology Development Co., Ltd.	General partner	20	1.00	N/A	N/A
Total	-	2,000	100.00

(3) Beijing Bomeilian

As of the date of this Reply, the property share structure of Beijing Bomeilian is as follows:

Name of shareholder	Amount of capital contribution (RMB0’000)	Percentage of capital contribution (%)	Company	Position
HE Junfang	133.33	66.67	Beijing Boyu	General Manager
Zhongke Hengye	66.67	33.33	N/A	N/A
Total	200.00	100.00

(4) Beijing Dingmei

As of the date of this Reply, the property share structure of Beijing Dingmei is as follows:

Name of partner	Type of partner	Amount of capital contribution (RMB0’000)	Percentage of capital contribution (%)	Company	Position
YANG Songmei	Limited partner	11	4.8246	Beijing Tongmei	Manager
LI Zhigao	Limited partner	10	4.386	Beijing Tongmei	Factory Director
GENG Yingjie	Limited partner	10	4.386	Beijing Tongmei	Manager
YANG Jun	Limited partner	10	4.386	Beijing Tongmei	Manager
KAI Li	Limited partner	10	4.386	Beijing Tongmei	Manager
CHEN Yu	Limited partner	10	4.386	Beijing Tongmei	Financial Manager of Subsidiary
HUANG Jiahua	Limited partner	10	4.386	Beijing Tongmei	Senior Manager
ZHAO Bo	Limited partner	10	4.386	Beijing Tongmei	Technical Manager
XU Lixin	Limited partner	9	3.9474	Beijing Tongmei	Manager
LI Jingping	Limited partner	9	3.9474	Beijing Tongmei	Manager
XING Zhihong	Limited partner	9	3.9474	Beijing Tongmei	Deputy Factory Director
LIU Tianyu	Limited partner	9	3.9474	Beijing Tongmei	Senior Manager

LI Lintan	Limited partner	9	3.9474	Beijing Tongmei	Manager
CHEN Weijun	Limited partner	6	2.6316	Beijing Tongmei	Manager
WANG Yufeng	Limited partner	6	2.6316	Beijing Tongmei	Manager
LI Kexin	Limited partner	6	2.6316	Beijing Tongmei	Manager
HU Chengbin	Limited partner	6	2.6316	Beijing Tongmei	Senior Technologist
ZHU Yongsheng	Limited partner	6	2.6316	Beijing Tongmei	Crystal Growth Technician
WANG Ling	Limited partner	6	2.6316	Beijing Tongmei	Manager
LI Xin	Limited partner	6	2.6316	Beijing Tongmei	Crystal Growth Technician
ZHANG Liwei	Limited partner	6	2.6316	Beijing Tongmei	Senior Manager
SUN Guofeng	Limited partner	6	2.6316	Beijing Tongmei	Manager
XIA Haosheng	Limited partner	6	2.6316	Beijing Tongmei	Crystal Growth Technician
WANG Qiutong	Limited partner	6	2.6316	Beijing Tongmei	Senior Manager

LIU Xiangdong	Limited partner	6	2.6316	Beijing Tongmei	Manager
JIANG Jun	Limited partner	5	2.193	Nanjing Jinmei	Director
LIU Chunbao	Limited partner	4	1.7544	Beijing Tongmei	Supervisor
LI Yinhu	Limited partner	3	1.3158	Beijing Tongmei	Senior Engineer
LI Hongmei	Limited partner	3	1.3158	Beijing Tongmei	Supervisor
CHEN Xuguang	Limited partner	3	1.3158	Beijing Tongmei	Senior Officer
ZHANG Youmu	Limited partner	2	0.8772	Beijing Tongmei	Manager
YANG Yingju	General partner	10	4.386	Beijing Tongmei	Financial Manager
Total	-	228.00	100.00

(5) Beijing Liaoyan

As of the date of this Reply, the property share structure of Beijing Liaoyan is as follows:

Name of partner	Type of partner	Amount of capital contribution (RMB0’000)	Percentage of capital contribution (%)	Company	Position
HAO Ze	Limited partner	17	18.4783	Beijing Tongmei	Director, Chief Financial Officer, Deputy General Manager
LI Haimiao	Limited partner	14	15.2174	Beijing Tongmei	Technical Manager

Name of partner	Type of partner	Amount of capital contribution (RMB0’000)	Percentage of capital contribution (%)	Company	Position
WANG Yuanli	Limited partner	11	11.9565	Beijing Tongmei	Key technical staff
XIAO Yadong	Limited partner	11	11.9565	Beijing Tongmei	Deputy Technical Factory Director
REN Diansheng	Limited partner	11	11.9565	Beijing Tongmei	Key technical staff
SHI Ning	Limited partner	11	11.9565	Beijing Tongmei	Deputy Factory Director
WANG Yuxin	General partner	17	18.4783	Beijing Tongmei	Director, Deputy General Manager
Total	-	92.00	100.00

(6) Boyu Yingchuang

As of the date of this Reply, the property share structure of Boyu Yingchuang is as follows:

Name of partner	Type of partner	Amount of capital contribution (RMB0’000)	Percentage of capital contribution (%)	Company	Position
WANG Junyong	Limited partner	20	68.9655	Beijing Boyu	Deputy General Manager
WANG Xin	General partner	9	31.0345	Beijing Boyu	Financial Manager
Total	-	29.00	100.00

(7) Boyu Hengye

As of the date of this Reply, the property share structure of Boyu Hengye is as follows:

Name of partner	Type of partner	Amount of capital contribution (RMB0’000)	Percentage of capital contribution (%)	Company	Position
WANG Juan	Limited partner	9	10.7143	Beijing Boyu	Manager
YANG Huanping	Limited partner	9	10.7143	Beijing Boyu	Deputy Manager
WANG Junyong	Limited partner	9	10.7143	Beijing Boyu	Deputy General Manager
LIAN Lu	Limited partner	9	10.7143	Beijing Boyu	Manager
WANG Chun	Limited partner	9	10.7143	Beijing Boyu	Manager
XU Mengjian	Limited partner	9	10.7143	Beijing Boyu	Manager
LIU Shuyue	Limited partner	6	7.1429	Beijing Boyu	R&D Supervisor
ZHANG Chunjing	Limited partner	3	3.5714	Beijing Boyu	Supervisor
LIU Ying	Limited partner	3	3.5714	Beijing Boyu	Supervisor
MAO Congjie	Limited partner	3	3.5714	Beijing Boyu	Supervisor
WU Dan	Limited partner	3	3.5714	Beijing Boyu	R&D Supervisor
ZHANG Jiawei	Limited partner	3	3.5714	Beijing Boyu	R&D Supervisor

WANG Yanjie	General partner	9	10.7143	Beijing Boyu	Deputy Manager
Total	-	84.00	100.00

2. Share-based payment by shareholders having contributed to the capital increase in December 2020

No.	Name of shareholder	Share-based payment or not
1	AXT	No
2	Jinchao Business Management	No
3	Zhongke Hengye	No
4	Beijing Bomeilian	No
5	Beijing Liaoyan	Yes
6	Beijing Dingmei	Yes
7	Boyu Yingchuang	Yes
8	Boyu Hengye	Yes

(1) The act of AXT, Jinchao Business Management, Zhongke Hengye and Beijing Bomeilian does not constitute share-based payment

According to the Accounting Standards for Business Enterprises No. 11 - Share-based Payments and relevant interpretation, share-based payment refers to the transaction in which an enterprise grants equity instruments or assumes liabilities determined on the basis of equity instruments in order to receive services from employees or other parties. According to the definition, whether the transfer of shares or issuance of new shares by the Company during the reporting period constitutes share-based payment can be judged from the following two aspects: I. whether the Issuer has exchanged services from employees or other parties, including issuing shares to employees or specific suppliers at a low price in exchange for services; II. whether there is a large difference between equity transaction price and fair value.

As per the reply on share-based payments in the Certain Questions and Answers on IPO Business, “Under normal circumstances, changes of shares resulting from regulatory measures such as resolution of nominee holdings of shares, non-transaction conduct such as property division among family, succession, and donation, asset restructuring, mergers and acquisitions, changes of shareholding manners, placement of new shares with existing shareholders in the same proportion, or the like generally need not be treated as share-based payments if there is sufficient evidence that the acquisition of the relevant shares is irrelevant to the issuer’s acquisition of services.”

In December 2020, AXT, Jinchao Business Management, Zhongke Hengye and Beijing Bomeilian acquired the Issuer’s equity interest through equity capital increase, which is not a share-based payment mainly for the following reasons: the contribution made by AXT, Jinchao Business Management, Zhongke Hengye and Beijing Bomeilian to the capital increase of the Issuer with the equity interest in five companies such as Beijing Boyu is the Issuer’s act of asset reorganization to solve the problem of horizontal competition and improve the comprehensive strength of the Company, but not to receive the services provided by the parties contributing to the capital increase to the Company. The Issuer has not agreed on any service matters with the above parties for the issue, so there is no case where the Issuer issues shares in exchange for the services from the transferee.

(2) The act of Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang and Boyu Hengye constitutes share-based payment

In order to realize that employees share the achievements of the Company and for the purpose of motivating employees, the Company sets up employee stock ownership platforms to realize employee stock ownership based on the principle of voluntariness and assumption of risk. Employees add capital to the Company through four employee stock ownership platforms: Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang and Boyu Hengye. The Company has recognized the share-based payment of RMB2,657,600 in 2021 for the capital increase through the above employee stock ownership platforms.

The share changes of the employee stock ownership platforms are subject to the Accounting Standards for Business Enterprises No. 11 - Share-based Payments, and the relevant accounting treatment complies with the relevant provisions of the Accounting Standards for Business Enterprises.

(IV) Basis and accuracy of amortization of share-based payment among costs and expenses.

According to the department, work content and nature of the incentivized employees, the Company calculated the share-based payment expenses for each incentivized employee and included the same into corresponding costs, selling expenses, management expenses or R&D expenses. For motivated employees who may undertake multiple work contents and natures, the company determines the nature of their work based on their attendance and work records, and share-based payment expenses are amortized in different expenses according to the attendance records.

According to the Company’s attendance and work records, most of motivated objects have fixed positions during the reporting period, who do not hold different positions in the same year; a small number of them are allocated to different positions as needed for their own positions and the Company’s production. The Company amortizes their remunerations in different expenses according to their working hours based on the attendance records.

During the reporting period, the Company’s share-based payments by expense type are as follows:

In RMB0’000

By expense type	2021	2020	2019
Selling expenses	162.57	5.74	4.16
Management expenses	262.92	118.73	94.85
R&D expenses	342.48	38.51	31.09
Production costs	235.01	115.40	100.31
Total	1,002.98	278.37	230.41

To sum up, the share-based payment expenses of the Company during the reporting period were amortized on a reasonable basis and in an accurate amount.

II. Intermediaries’ verification

(I) Verification procedure

The Sponsor and the Reporting Accountant have carried out the following verification procedures with respect to the aforesaid issues:

1. Reviewed relevant documents including, among others, the resolutions of the board of directors and the general meeting of shareholders, and the corresponding plan and partnership agreements related to the implementation by the Company of the employee stock ownership plan and the equity incentive plan, and confirm the grantees, grant price, grant time, lock-in period and tenure in connection therewith;

2. Reviewed the appraisal report issued by Shanghai PG Advisory Co., Ltd.;

3. Combined with the previous equity changes to review the accounting treatment process of share-based payment, whether it conforms to the relevant provisions of the Accounting Standards for Business Enterprises, and whether the Accounting Standards for Business Enterprises No. 11 - Share-based Payments is applicable to the relevant share changes;

4. Review the implementation of the Issuer’s equity incentive plan, introduce internal valuation experts of the Reporting Accountant to evaluate the rationality and fairness of the measurement methods of fair value of relevant equity instruments and the calculation process of share-based payment, checked the period in which share-based payment is included, and verified whether the accounting treatment of share-based payment conforms to the provisions of accounting standards for enterprises;

(II) Verification opinions

Upon verification, the Reporting Accountant believes that the related share-based payment contents disclosed by the Company are true, complete and accurate, the accounting treatment for share-based payment contents is reasonable, and the amortization and measurement of share-based payment are reasonable and accurate.